                                                                    EXHIBIT 10.4



                             CAL-MAINE FOODS, INC.

                         EMPLOYEE STOCK OWNERSHIP PLAN

                              AMENDED AND RESTATED

                                   EFFECTIVE

                                JANUARY 1, 1994

                               TABLE OF CONTENTS

SECTION                                                                                           PAGE NUMBER
-------                                                                                           -----------
   1             DEFINITIONS                                                                          2

                 (a)      Account
                 (b)      Administrative Committee or Committee
                 (c)      Administrator or Plan Administrator
                 (d)      Annual Additions
                 (e)      Board of Directors
                 (f)      Break in Service
                 (g)      Code
                 (h)      Company
                 (i)      Company Stock
                 (j)      Compensation
                 (k)      Disability
                 (l)      Effective Date
                 (m)      Employee
                 (n)      Entry Date
                 (o)      ERISA
                 (p)      Family Member
                 (q)      Fiduciary
                 (r)      Fund
                 (s)      Highly Compensated Employee
                 (t)      Hour of Service
                 (u)      Investment Category
                 (v)      Investment Manager
                 (w)      Limitation Year
                 (x)      Member
                 (y)      Normal Retirement Date
                 (z)      Participating Company
                 (aa)     Plan
                 (bb)     Plan Year
                 (cc)     Related Entity
                 (dd)     Suspense Account
                 (ee)     Trust Agreement
                 (ff)     Trustee
                 (gg)     Unallocated Stock Account
                 (hh)     Valuation Date
                 (ii)     Year of Service

   2             ADMINISTRATION OF THE PLAN                                                           14

                 (a)      ERISA Reporting and Disclosure by
                                  Administrator
                 (b)      Committee
                 (c)      Multiple Capacities
                 (d)      Committee Powers
                 (e)      Allocation of Fiduciary Responsibility
                 (f)      Claims

                                      (i)

 SECTION                                                                                               PAGE NUMBER
 -------                                                                                               -----------
                 (g)      Fiduciary Compensation
                 (h)      Plan Expenses
                 (i)      Fiduciary Insurance
                 (j)      Indemnification

   3             PARTICIPATION IN THE PLAN                                                                     18

                 (a)      Initial Eligibility
                 (b)      Ineligible Employees
                 (c)      Measuring Service
                 (d)      Commencement of Participation
                 (e)      Termination and Requalification
                 (f)      Termination of Membership

   4             CONTRIBUTIONS                                                                                 20

                 (a)      Participating Company Contributions
                 (b)      Maximum Contributions
                 (c)      Allocations to Members
                 (d)      Eligible Members
                 (e)      Method of Allocation
                 (f)      Company Stock Account
                 (g)      Non-Stock Account
                 (h)      Rollovers
                 (i)      Rollover Account
                 (j)      Voluntary Post-Tax Account
                 (k)      Payroll Taxes

   5             MAXIMUM CONTRIBUTIONS AND BENEFITS                                                            24

                 (a)      Defined Contribution Limitation
                 (b)      Combined Limitation
                 (c)      Combined Limitation Computation
                 (d)      Definition of "Compensation" for Code Limitations
                 (e)      Exceptions

   6             ADMINISTRATION OF FUNDS                                                                       29

                 (a)      Investment of Plan Assets
                 (b)      Exempt Loans
                 (c)      Diversification
                 (d)      Voting Rights and Provisions
                 (e)      Put Option
                 (f)      First Right of Refusal
                 (g)      Investment Categories
                 (h)      Life Insurance
                 (i)      Valuations
                 (j)      Allocation of Gain or Loss
                 (k)      Bookkeeping




                                      (ii)

 SECTION                                                                                                  PAGE NUMBER
 -------                                                                                                  -----------
   7             BENEFICIARIES AND DEATH BENEFITS                                                              36

                 (a)      Designation of Beneficiary
                 (b)      Beneficiary Priority List

   8             BENEFITS FOR MEMBERS                                                                          37

                 (a)      Retirement Benefit
                 (b)      Death Benefit
                 (c)      Disability Benefit
                 (d)      Termination of Employment Benefit
                 (e)      Recognition of Forfeitures

   9             DISTRIBUTION OF BENEFITS                                                                      41

                 (a)      Commencement
                 (b)      Benefit Form
                 (c)      Account Balances Less Than $3,500
                 (d)      Definitions
                 (e)      Withholding

  10             IN-SERVICE DISTRIBUTIONS                                                                      45

                 (a)      Voluntary Post-Tax Account
                 (b)      Rollover Account
                 (c)      Age 59 1/2

  11             LOANS                                                                                         46

                 (a)      Committee Discretion
                 (b)      Hardship
                 (c)      Minimum Requirements
                 (d)      Accounting

  12             TITLE TO ASSETS                                                                               49

  13             AMENDMENT AND TERMINATION                                                                     50

                 (a)      Amendment
                 (b)      Termination
                 (c)      Conduct on Termination

  14             LIMITATION OF RIGHTS                                                                          52

                 (a)      Alienation
                 (b)      Qualified Domestic Relations Order Exception
                 (c)      Employment




                                     (iii)

SECTION                                                                                           PAGE NUMBER
-------                                                                                           -----------
  15             MERGERS, CONSOLIDATIONS OR TRANSFERS OF PLAN ASSETS                                  54

  16             PARTICIPATION BY RELATED ENTITIES                                                    55

                 (a)      Commencement
                 (b)      Termination
                 (c)      Single Plan
                 (d)      Delegation of Authority
                 (e)      Disposition of Assets or Subsidiary
                 (f)      Form of Distributions

  17             TOP-HEAVY REQUIREMENTS                                                               56

                 (a)      General Rule
                 (b)      Definitions
                 (c)      Combined Benefit Limitation
                 (d)      Vesting
                 (e)      Minimum Contribution

  18             MISCELLANEOUS                                                                        61

                 (a)      Incapacity
                 (b)      Reversions
                 (c)      Employee Data
                 (d)      Law Governing
                 (e)      Pronouns
                 (f)      Interpretation

          APPENDIX A - TRA `86 COMPLIANCE EFFECTIVE DATES                                             64





                                      (iv)

                             CAL-MAINE FOODS, INC.
                         EMPLOYEE STOCK OWNERSHIP PLAN





         Cal-Maine Foods, Inc., a corporation with principal offices in the State of Mississippi, established the Cal-Maine Foods, Inc. Employee Stock Ownership Plan to provide benefits to those of its Employees and the Employees of its affiliates who were eligible to participate as provided therein effective May 1, 1976. The Plan was amended and restated April 1, 1991 to comply with then current law.

         Cal-Maine Foods, Inc. hereby again amends and completely restates the Plan effective January 1, 1994, to incorporate additional provisions of the Tax Reform Act of 1986, subsequent legislation and extensive Internal Revenue Service regulations. The amended and restated Plan is effective, subject to receipt of an Internal Revenue Service determination that the Plan as amended and restated meets all applicable requirements of Section 401(a) of the Code (as defined in subsection 1(g)), that employer contributions thereto remain deductible under Section 404 of the Code and that the fund maintained with respect thereto is tax exempt under Section 501(a) of the Code.

                 1.       DEFINITIONS

                          (a)     "ACCOUNT" shall mean on any date of
determination the value of a Member's share of the Fund.

                             (i)    "VOLUNTARY POST-TAX ACCOUNT" shall mean the
portion of the Member's Account derived from the Member's voluntary nondeductible contributions under subsection 4(j) made prior to

April 1, 1991.

                             (ii)   "ROLLOVER ACCOUNT" shall mean the portion of
the Member's Account derived from amounts transferred to the Fund under subsection 4(h) prior to October 1, 1993.

                             (iii)  "COMPANY STOCK ACCOUNT" shall mean
the portion of the Member's Account derived from Participating Company contributions under subsection 4(a) which is invested in shares of Company Stock.

                             (iv)   "NON-STOCK ACCOUNT" shall mean the portion
of a Member's Account derived from Participating Company contributions under subsection 4(a) and any matching Participating Company contributions made prior to April 1, 1991 which is invested in investments other than shares of Company Stock.

                          (b)     "ADMINISTRATIVE COMMITTEE" or "COMMITTEE"
shall mean the individual or group of individuals designated pursuant to subsection 2(b) to control and manage the operation and administration of the Plan to the extent set forth herein.

                          (c)     "ADMINISTRATOR" or "PLAN ADMINISTRATOR" shall
mean the Company.

                          (d)     "ANNUAL ADDITIONS" shall mean the sum for any
Limitation Year of (i) employer contributions, (ii) employee contributions,
(iii) forfeitures and (iv) amounts described in Sections 415(l)(1) and

419A(d)(2) of the Code, which are allocated to the account of a Member under the terms of a plan subject to Section 415 of the Code. "Annual Additions" shall include excess contributions as defined in Section 401(k)(8)(B) of the Code, excess aggregate contributions as defined in Section 401(m)(6)(B) of the Code and excess deferrals as described in Section 402(g) of the Code, regardless of whether such amounts are distributed or forfeited. "Annual Additions" shall not include contributions made under subsection 4(h).

                          (e)  "BOARD OF DIRECTORS" shall mean the Board of
Directors of the Company.

                          (f)  "BREAK IN SERVICE" shall mean a consecutive
twelve-month computation period specified in the Plan in which an Employee is credited with not more than 500 Hours of Service.

                          (g)  "CODE" shall mean the Internal Revenue Code
of 1986, and the same as may be amended from time to time.

                          (h)  "COMPANY" shall mean Cal-Maine Foods, Inc., a
Delaware corporation, with principal offices in the State of Mississippi.

                          (i)  "COMPANY STOCK" shall mean shares of any
class of capital stock issued by the Company (or by a corporation which is a member of the same controlled group of corporations which includes the company, as that term is defined in Code Section 409(1)(4)) which constitute "employee securities" under Section 4975(e)(8) of the code.

                          (j)  "COMPENSATION" shall mean the total cash
remuneration for services paid to an Employee, after the date the Employee becomes a participant under the Plan, by a Participating Company in a Plan Year plus any amounts allocated to an Employee's Salary Deferral Account in accordance with his election authorizing that amounts be withheld from his remuneration and be credited thereto, and any contributions to a cafeteria plan under Code Section 125. In addition to other limitations which may be set forth in the Plan and notwithstanding any other contrary provision of the Plan, compensation taken into account under the Plan shall not exceed $200,000, adjusted for changes in the cost of living as provided in Section 415(d) of the Code. In determining the compensation of an Employee for purposes of this limitation, the rules of Section 414(q)(6) of the Code shall apply, except in applying such rules, the term "family" shall include only the spouse of the Employee and any lineal descendants of the Employee who have not attained age 19 before the close of the year.

                          In addition to other applicable limitations set forth
in the Plan, and notwithstanding any other provision of the Plan to the contrary, for Plan Years beginning on or after January 1, 1994, the annual Compensation of each Employee taken into account under the Plan shall not exceed the "OBRA `93 annual compensation limit." The OBRA `93 annual compensation limit is $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with section 401(a)(17)(B) of the Internal Revenue Code. The cost of living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which Compensation is determined ("determination period") beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA `93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

                          For Plan Years beginning on or after January 1, 1994,
any reference in this Plan to the limitation under section 401(a)(17) of the

Code shall mean the OBRA `93 annual compensation limit set forth in this provision.

                          If Compensation for any prior determination period is
taken into account in determining an employee's benefits accruing in the current Plan Year, the Compensation for that prior determination period is subject to the OBRA `93 annual compensation limit in effect for that prior determination period. For this purpose, for determination periods beginning before the first day of the first Plan Year beginning on or after January 1, 1994, the OBRA `93 annual compensation limit is $150,000.

                          (k)  "DISABILITY" shall mean a medically
determinable physical or mental impairment of a permanent nature which prevents a Member from performing his customary employment duties without endangering his health.

                          (l)  "EFFECTIVE DATE" of this amendment and
restatement shall mean January 1, 1994. The original Effective Date of this Plan shall mean May 1, 1976. The Plan was previously amended and restated January 1, 1985 and April 1, 1991.

                          (m)  "EMPLOYEE" shall mean each and every person
employed by a Participating Company or a Related Entity. The term "Employee" shall also include a person who is a "leased employee" with respect to the Company or Related Entity. No person who is a "leased employee" shall be eligible to participate in this Plan. "Leased employee" shall mean any person who is not an Employee but who provides services to the Company or Related Entity if:

                                  (i)   such services are provided pursuant
to an agreement between the Company or Related Entity and any leasing organization;

                                  (ii)  such person has performed services for
the Company or Related Entity (or for the Company or Related Entity and any related person within the meaning of Section 414(n)(6) of the Code) on a substantially full-time basis for a period of at least one (1) year; and

                                  (iii)  the services are of a type
historically performed by employees in the business field of the Company or Related Entity.

                 A "leased employee" shall be treated as an Employee of the Company or Related Entity; however, contributions or benefits provided by the leasing organization which are attributable to services performed for the Company or Related Entity shall be treated as provided by the Company or Related Entity. A "leased employee" shall not be treated as an Employee if such "leased employee" is covered by a money purchase pension plan of the leasing organization, and the number of leased employees does not constitute more than twenty percent (20%) of the Company or Related Entity's Non-Highly Compensated work force as defined by Section 414(n)(5)(C) of the Code. The money purchase pension plan of the leasing organization must provide benefits equal to or greater than: (1) a non-integrated employer contribution rate of at least ten percent (10%) of compensation, (2) immediate participation, and
(3) full and immediate vesting.

                          (n)  "ENTRY DATE" shall mean the first day of each
Plan Year and the first day of the fourth, seventh and tenth months of the Plan Year.

                          (o)  "ERISA" shall mean the Employee Retirement
Income Security Act of 1974, as amended, and the same as may be amended from time to time.

                          (p)  "FAMILY MEMBER"  as defined in Code Section
414(q)(6)(B) shall mean the spouse, lineal ascendants and descendants and the spouses of such lineal ascendants or descendants, of either a 5% owner of the Employer as defined in Section 416(i) of the Code, or one of the top ten paid Employees of the Employer.

                          (q)  "FIDUCIARY" shall mean a person who, with
respect to the Plan, (i) exercises any discretionary authority or discretionary control respecting management of the Plan or exercises any authority or control with respect to management or disposition of the Plan's assets, (ii) renders investment advice for a fee or other compensation, direct or indirect, with respect to any monies or other property of the Plan, or has any authority or responsibility to do so, or (iii) has any discretionary authority or discretionary responsibility in the administration of the Plan.

                          (r)  "FUND" shall mean the assets of the Plan.
All Investment Categories shall be part of the Fund.

                          (s)  "HIGHLY COMPENSATED EMPLOYEE" includes Highly
Compensated active Employees and Highly Compensated former Employees.

                               A Highly Compensated active Employee includes
any Employee who performs service for the Employer during the determination year and who, during the look-back year:

                                  (i)  received Compensation from the Employer
in excess of $99,000 (as adjusted pursuant to Section 415(d) of the Code);

                                  (ii)  received Compensation from the Employer
in excess of $66,000 (as adjusted pursuant to Section 415(d) of the Code) and was a member of the top-paid group for such year; or

                             (iii)  was an officer of the Employer and
received Compensation during such year that is greater than 50 percent of the dollar limitation in effect under Section 415(b)(1)(A) of the Code.

                               The term Highly Compensated Employee also
includes:

                               (i)  Employees who are both described in the
preceding sentence if the term "determination year" is substituted for the term "look-back year" and the Employee is one of the 100 Employees who received the most Compensation from the Employer during the determination year; and

                              (ii)  Employees who are 5 percent owners at any
time during the look-back year or determination year.

                                If no officer has satisfied the Compensation
requirement of (iii) above during either a determination year or look-back year, the highest paid officer for such year shall be treated as a Highly Compensated Employee.

                                For this purpose, the determination year
shall be the Plan Year. The look-back year shall be the twelve-month period immediately preceding the determination year. The Company may elect, however, to make the look-back year calculation for a determination year on the basis of the calendar year ending with or within the applicable determination year as provided for in applicable Regulations. Such election shall apply to all plans of the Company.

                                A Highly Compensated former Employee includes
any Employee who separated from service (or was deemed to have separated) prior to the determination year, performs no service for the Employer during the determination year, and was a Highly Compensated active Employee for either the separation year or any determination year ending on or after the Employee's 55th birthday.

                             If an Employee is, during a determination
year or look-back year, a Family Member of either a 5 percent owner who is an active or former Employee or a Highly Compensated Employee who is one of the 10 most Highly Compensated Employees ranked on the basis of Compensation paid by the Employer during such year, then the Family Member and the 5 percent owner or top-ten Highly Compensated Employee shall be aggregated. In such case, the Family Member and 5 percent owner or top-ten Highly Compensated Employee shall be treated as a single Employee receiving Compensation and plan contributions or benefits equal to the sum of such Compensation and contributions or benefits of the Family Member and 5 percent owner or top-ten Highly Compensated Employee.

                             The determination of who is a Highly Compensated
Employee, including the determinations of the number and identity of Employees in the top-paid group, the top 100 Employees, the number of Employees treated as officers and the Compensation that is considered, will be made in accordance with Section 414(q) of the Code and the regulations thereunder.

                 (t)      "HOUR OF SERVICE"

                             (i) GENERAL RULE.   "HOUR OF SERVICE" shall mean
each hour (A) for which an Employee is directly or indirectly paid, or entitled to payment, by a Participating Company or a Related Entity for the performance of duties or (B) for which back pay, irrespective of mitigation of damages, has been either awarded or agreed to by a Participating Company or a Related Entity. These hours shall be credited to the Employee for the period or periods in which the duties were performed or to which the award or agreement pertains irrespective of when payment is made. The same hours shall not be credited under both (A) and (B) above.

                             (ii)  PAID ABSENCES.  An Employee shall also be
credited with one Hour of Service for each hour for which the Employee is directly or indirectly paid, or entitled to payment, by a Participating Company or a Related Entity on account of a period during which no duties are performed due to vacation, holiday, illness, incapacity, disability, layoff, jury duty or authorized leave of absence for a period not exceeding one year for any reason in accordance with a uniform policy established by the Committee; provided, however, not more than 501 Hours of Service shall be credited to an Employee under this sentence on account of any single, continuous period during which the Employee performs no duties and provided, further, that no credit shall be given if payment (A) is made or due under a plan maintained solely for the purpose of complying with applicable workmen's compensation, unemployment compensation or disability insurance laws or (B) is made solely to reimburse an Employee for medical or medically related expenses incurred by the Employee.

                             (iii) MATERNITY/PATERNITY.  An Employee shall
also be credited with one Hour of Service for each hour that otherwise would normally have been credited to the Employee but during which such Employee is absent from work for any period (A) by reason of the Employee's pregnancy, (B) by reason of the birth of the Employee's child, (C) by reason of the placement of a child with such Employee in connection with an adoption of such child by the Employee or (D) for purposes of caring for a child for a period beginning immediately following birth or placement, provided that an Employee shall be credited with no more than 501 Hours of Service on account of any single continuous period of absence by reason of any such pregnancy, birth or placement and provided further that Hours of Service credited to an individual on account of such a period of absence shall be credited only for the Break in Service computation period in which such absence begins if an Employee would otherwise fail to be credited with 501 or more Hours of Service in such period or, in any other case, in the immediately following computation period.

                                  (iv)  MILITARY.  An Employee shall also be
credited with one Hour of Service for each hour during which the Employee is absent on active duty in the military service of the United States under leave of absence granted by a Participating Company or a Related Entity or when required by law, provided he returns to employment with a Participating Company or a Related Entity within 90 days after his release from active duty or within such longer period during which his right to reemployment is protected by law.

                                  (v)   MISCELLANEOUS.  For purposes of this
subsection, the regulations issued by the Secretary of Labor at 29 CFR 2530.200b - 2(b) and (c) are incorporated by reference. Nothing herein shall be construed as denying an Employee credit for an "Hour of Service" if credit is required by separate federal law.

                                  (vi)  EQUIVALENCIES.  If, for Plan purposes,
an Employee's records are kept on other than an hourly basis as described above, the Committee, according to uniform rules applicable to a class of Employees may apply the following equivalencies for purposes of crediting Hours of Service:

                                           Credit Granted to Individual if
         Basis Upon Which                  Individual Earns One or More
         Records are Maintained            Hours of Service During Period
         Shift                             Actual hours for full shift
         Day                               10 Hours of Service
         Week                              45 Hours of Service
         Bi-weekly Payroll Period          90 Hours of Service
         Semi-monthly Payroll Period       95 Hours of Service
         Months of Employment              190 Hours of Service

                          (u)     "INVESTMENT CATEGORY" shall mean any separate
investment fund which is made available under the terms of the Plan.

                          (v)     "INVESTMENT MANAGER" shall mean any Fiduciary
who;

                                  (i)      has the power to manage, acquire, or
dispose of any asset of the Plan:

                                  (ii)     is:

                                        (A)     registered as an investment
adviser under the Investment Advisers Act of 1940;

                                        (B)     a bank, as defined in that Act;
or

                                        (C)     an insurance company qualified
to perform services described in subsection 1(v)(i) above under the laws of more than one state; and

                                  (iii)    has acknowledged in writing that he
is a Fiduciary with respect to the Plan.

                          (w)     "LIMITATION YEAR" shall mean the consecutive
twelve-month period commencing on January 1st and ending on December 31st.

                          (x)     "MEMBER" shall mean each and every Employee
of a Participating Company who satisfies the requirements for participation under Section 3 hereof or who has an Account held under the Plan.

                          (y)     "NORMAL RETIREMENT DATE" shall mean the date
on which a Member attains age 65.

                          (z)     "PARTICIPATING COMPANY" shall mean any
Related Entity with respect to the Company which adopts this Plan pursuant to
Section 16. The term shall also include the Company, unless the context otherwise requires.

                          (aa)    "PLAN" shall mean Cal-Maine Foods, Inc.
Employee Stock Ownership Plan as set forth herein as of the Effective Date and the same as may be amended from time to time.

                          (bb)    "PLAN YEAR" shall mean the consecutive
twelve-month period commencing on January 1st and ending on December 31st.

                          (cc)    "RELATED ENTITY" shall mean (i) all
corporations which are members with a Participating Company in a controlled group of corporations within the meaning of Section 1563(a) of the Code, determined without regard to Sections 1563(a)(4) and (e)(3)(c) of the Code,
(ii) all trades or businesses (whether or not incorporated) which are under common control with a Participating Company as determined by regulations promulgated under Section 414(c) of the Code, (iii) all trades or businesses which are members of an affiliated service group with a Participating Company within the meaning of Section 414(m) of the Code and (iv) any other entity required to be aggregated with a Participating Company in accordance with regulations under Section 414(o) of the Code; provided, however, for purposes of Section 5, the definition shall be modified to substitute the phrase "more than 50%" for the phrase "at least 80%" each place it appears in Section 1563(a)(1) of the Code. Furthermore, for purposes of crediting Hours of Service for eligibility to participate and vesting, Service performed as a leased employee, within the meaning of Section 414(n) of the Code, of a Participating Company or a Related Entity shall be treated as Service performed for a Participating Company or a Related Entity. An entity is a Related Entity only during those periods in which it is included in a category described in this subsection.

                 (dd) "SUSPENSE ACCOUNT" shall mean the account used to reflect company stock acquired with loan proceeds pursuant to subsection 6(b) hereof.

                 (ee) "TRUST AGREEMENT" shall mean the agreement between the company and the Trustees under which the Fund is head.

                 (ff) "TRUSTEE" shall mean such person, persons or corporate fiduciary designated pursuant to subsection 6(a) to manage and control the Fund pursuant to the terms of the Plan and the Trust Agreement.

                 (gg) "UNALLOCATED STOCK ACCOUNT" shall mean the interim account used to reflect unleveraged Company Stock acquisitions by the Trust prior to the allocation of such stock to a Member's Company Stock Account.

                 (hh) "VALUATION DATE" shall mean the last business day of the Plan Year and the last business day of the sixth month in the Plan Year. If the Fund or any Investment Category is invested in a manner which permits daily valuation of the portion of a Member's Account held therein without incremental cost or the Committee otherwise directs, then the date of liquidation of a Member's investment therein for distribution or reinvestment shall also be a "Valuation Date".

                 (ii) "YEAR OF SERVICE" shall mean a consecutive twelve-month computation period specified in the Plan in which an Employee is credited with at least 1,000 Hours of Service, including such periods prior to the Effective Date.

         2.      ADMINISTRATION OF THE PLAN

                 (a) ERISA REPORTING AND DISCLOSURE BY ADMINISTRATOR. The Administrator shall file all reports and distribute to Members and beneficiaries reports and other information required under ERISA and the Code.

                 (b) COMMITTEE. The Company, through its Board of Directors, shall designate an Administrative Committee which shall have the authority to control and manage the operation and administration of the Plan. If the Committee consists of more than two members, it shall act by majority vote. The Committee may (i) delegate all or a portion of the responsibilities of controlling and managing the operation and administration of the Plan to one or more persons and (ii) appoint agents, investment advisers, counsel, or other representatives to render advice with regard to any of its responsibilities under the Plan. The Board of Directors may remove, with or without cause, the Committee or any Committee member. The Committee may remove, with or without cause, any delegate or adviser designated by it.

                 (c) MULTIPLE CAPACITIES. Any person may serve in more than one fiduciary capacity (including service both as Trustee and Committee member).

                 (d) COMMITTEE POWERS. The responsibility to control and manage the operation and administration of the Plan shall include, but shall not be limited to, the performance of the following acts:

                          (i)    the filing of all reports required of the
Plan, other than those which are the responsibility of the Administrator;

                          (ii)   the distribution to Members and
beneficiaries of all reports and other information required of the Plan, other than reports and information required to be distributed by the Administrator;

                          (iii)  the keeping of complete records of the
administration of the Plan;

                          (iv)   the promulgation of rules and regulations for
the administration of the Plan consistent with the terms and provisions of the Plan; and

                          (v)    the interpretation of the Plan including the
determination of any questions of fact arising under the Plan and the making of all decisions required by the Plan. The Committee's interpretation of the Plan and any actions and decisions taken in good faith by the Committee based on its interpretation shall be final and conclusive. The Committee may correct any defect, or supply any omission, or reconcile any inconsistency in the Plan in such manner and to such extent as shall be expedient to carry the Plan into effect and shall be the sole judge of such expediency.

                 (e) ALLOCATION OF FIDUCIARY RESPONSIBILITY. The Board of Directors, by resolution at their meetings or by written consent or by any other process permitted under State law, the Administrator, the Committee, the Trustee and the Investment Manager (if any) possess certain specified powers, duties, responsibilities and obligations under the Plan and the Trust Agreement. It is intended under this Plan and the Trust Agreement that each be responsible solely for the proper exercise of its own functions and that each not be responsible for any act or failure to act of another, unless otherwise responsible as a breach of its fiduciary duty or for breach of duty by another Fiduciary under ERISA's rules of co-fiduciary responsibility. In general:

                          (i)     the Board of Directors is responsible for
appointing and removing the Committee and the Trustee and for amending or terminating the Plan and the Trust Agreement;

                          (ii)    the Committee is responsible for
administering the Plan, for adopting such rules and regulations as in the opinion of the Committee are necessary or advisable to implement and administer the Plan and to transact its business, and for providing a procedure for carrying out a funding policy and method consistent with the objectives of the Plan and the requirements of Title I of ERISA and the Code;

                          (iii)   the Administrator is responsible for
discharging the statutory duties of a plan administrator under ERISA and the Code;

                          (iv)    the Trustee and the Investment Manager are
responsible for the management and control of the respective portions of the Fund over which they have control to the extent provided in the Trust Agreement; and

                          (v)     the Fiduciary appointing an Investment
Manager is responsible for the appointment and retention of the Investment Manager.

                 (f) CLAIMS. If, pursuant to the rules, regulations or other interpretations of the Plan, the Committee denies the claim of a Member or beneficiary for benefits under the Plan, the Committee shall provide written notice, within 90 days after receipt of the claim, setting forth in a manner calculated to be understood by the claimant:

                          (i)     the specific reasons for such denial;

                          (ii)    the specific reference to the Plan provisions
on which the denial is based;

                          (iii)   a description of any additional material or
information necessary to perfect the claim and an explanation of why such material or information is needed; and

                          (iv)    an explanation of the Plan's claim review
procedure and the time limitations of this subsection applicable thereto. A Member or beneficiary whose claim for benefits has been denied may request review by the Committee of the denied claim by notifying the Committee in writing within 60 days after receipt of the notification of claim denial. As part of said review procedure, the claimant or his authorized representative may review pertinent documents and submit issues and comments to the Committee in writing. The Committee shall render its decision to the claimant in writing in a manner calculated to be understood by the claimant not later than 60 days after receipt of the request for review, unless special circumstances require an extension of time, in which case decision shall be rendered as soon after the sixty-day period as possible, but not later than 120 days after receipt of the request for review. The decision on review shall state the specific reasons therefore and the specific Plan references on which it is based.

                 (g) FIDUCIARY COMPENSATION. A Committee member, delegate, or adviser who already receives full-time pay from the Company or a Related Entity shall serve without compensation for his services as such, but he shall be reimbursed pursuant to subsection 2(h) for any reasonable expenses incurred by him in the administration of the Plan. A Committee member, delegate, or adviser who is not already receiving full-time pay from the Company may be paid such reasonable compensation as shall be agreed upon.

                 (h) PLAN EXPENSES. All expenses of administration of the Plan may be paid by the Company. If the Company does not pay such expenses, then they shall be paid out of the Fund.

                 (i) FIDUCIARY INSURANCE. If the Committee so directs, the Plan shall purchase insurance to cover the Plan from liability or loss occurring by reason of the act or omission of a Fiduciary provided such insurance permits recourse by the insurer against the Fiduciary in the case of a breach of duty by such Fiduciary.

                 (j) INDEMNIFICATION. The Company shall indemnify and hold harmless to the maximum extent permitted by its by-laws each Fiduciary who is an Employee or who is an officer or director of any Participating Company or any Related Entity from any claim, damage, loss or expense, including litigation expenses and attorneys' fees, resulting from such person's service as a Fiduciary of the Plan provided the claim, damage, loss or expense does not result from the Fiduciary's gross negligence or intentional misconduct.

         3.      PARTICIPATION IN THE PLAN

                 (a) INITIAL ELIGIBILITY. Each and every Employee of a Participating Company, participating in this Plan on December 31, 1993, shall continue to Participate under the terms of this Plan as amended and restated effective January 1, 1994. Each and every other Employee of a Participating Company not excluded under subsection 3(b) shall be eligible and shall qualify to participate in the Plan on the Entry Date next following both attainment by such Employee of age twenty-one (21) and completion by such Employee of one (1) year of Service, provided he is then employed by a Participating Company.

                 (b)  INELIGIBLE EMPLOYEES

                          (i)     COLLECTIVE BARGAINING AGREEMENT.  No Employee
whose terms and conditions of employment are determined by a collective bargaining agreement between employee representatives and a Participating Company shall be eligible or qualify for participation unless such collective bargaining agreement provides to the contrary, in which case such Employee shall be eligible or shall qualify for participation upon compliance with such provisions for eligibility or participation as such agreement shall provide; except that no Employee who has selected, or in the future selects, a union shall become ineligible during the period between his selection of the union and the execution of the first collective bargaining agreement which covers him.

                          (ii)    CERTAIN RELATED ENTITIES.  No Employee of a
Related Entity which is not a Participating Company shall be eligible or qualify for participation.

                 (c) MEASURING SERVICE. For purposes of measuring service to satisfy the eligibility provisions of subsection 3(a), the Year of Service computation period shall begin with the date on which the Employee first is credited with an Hour of Service and with each subsequent anniversary thereof; provided, however, if an Employee suffers Breaks in Service with respect to five consecutive computation periods prior to satisfying the length of service requirement of subsection 3(a), such Employee shall not be credited with pre-Break in Service Years of Service and the eligibility computation period with respect to such Employee shall commence thereafter on the date on which the Employee first again is credited with an Hour of Service and with each subsequent anniversary thereof.

                 (d) COMMENCEMENT OF PARTICIPATION. An Employee who satisfies all the requirements for eligibility under subsection 3(a) and who is not excluded under subsection 3(b) shall become a Member on the Entry Date on which he first became eligible to share in Participating Company contributions for the Plan Year in which the Entry Date occurs.

                 (e) TERMINATION AND REQUALIFICATION. An Employee who has satisfied the service requirement of subsection 3(a) applicable to him and who subsequently becomes ineligible for any reason shall requalify for participation on the date on which he is next credited with an Hour of Service in an eligible job classification or, if later, on the Entry Date after which he satisfies the age requirement.

                 (f) TERMINATION OF MEMBERSHIP. An Employee who becomes a Member shall remain a Member as long as he has an Account held under the Plan.

         4.      CONTRIBUTIONS

                 (a) PARTICIPATING COMPANY CONTRIBUTIONS. For each Plan Year the Participating Companies may contribute cash or shares of Company Stock, or both, in such amounts as the Board of Directors, in its absolute discretion, shall determine. The Participating Companies shall pay over to the Trustees all contributions, in one or more installments, not later than the due date (including extensions thereof) for filing the federal income tax returns for the taxable year ended coincident with or next following the last day of the Plan Year for which such contributions are made. Any contribution made in cash shall, in the sole discretion of the Board of Directors, be (i) used to purchase available company Stock or (ii) allocated to Member's Non-Stock Accounts' provided, however, that to the extent required, any cash contributions shall be used to repay any portion of a loan under subsection 6(b).

                 (b) MAXIMUM CONTRIBUTIONS. The aggregate amount of contributions made by Participating Companies shall not exceed fifteen percent (15%) of the aggregate compensation (as defined in Section 415(c)(3) of the Internal Revenue Code) of all Members during the Plan Year, except as provided in this subsection 4(b). For any Plan Year with respect to which Participating Company contributions are applied to repay any portion of a loan made to the Plan under subsection 6(b), the total amount of Participating Company contributions used to repay principal on all such loans shall not exceed twenty-five percent (25%) of such aggregate Member compensation for the Plan Year. The Participating Companies may contribute any amount in excess of the maximum for the Plan Year, without limitation, for the specific purpose of paying interest on such loans. Furthermore, the contributions made by the Participating Companies to this plan, when combined with any other qualified plans, shall not exceed the maximum allowable deductions permitted under
Section 404 of the Internal Revenue Code.

                 (c) ALLOCATIONS TO MEMBERS. The following allocations shall be made to eligible Members' Accounts:

                          (i)     As of the end of each month, any
Participating Company contributions made as a flat percentage of Members' compensation for such period.

                          (ii)    As of each semi-annual Valuation Date, any
additional Participating Company contribution (not included under subsection 4(c)(i)
above) and/or forfeitures applied to reduce such contributions for such semi-annual period.

                          (iii)   As of each semi-annual Valuation Date, any
shares and fractional shares of Company Stock purchased by the Trust with cash contributions or released from the Suspense Account pursuant to subsection 6(b) during such semi-annual period.

                          (iv)    As of the Valuation Date coincident with the
last business day of the Plan Year, any forfeitures attributable to Members who terminated during the Plan Year.

                 (d) ELIGIBLE MEMBERS. The following Members shall be entitled to share in any allocations during a Plan Year:

                          (i)     Members who retired during the Plan Year
pursuant to subsection 8(a);

                          (ii)    Members who died during the Plan Year;

                          (iii)   Members who terminated employment due to
Disability during the Plan Year;

                          (iv)     Members who were employed by a Participating
Company during the month for which any monthly allocation is made shall share in any such monthly allocation; and

                          (v)      Members who were employed by a Participating
Company on the Valuation Date on which any allocation is made shall share in such allocation.

                 (e)      METHOD OF ALLOCATION.   Any monthly allocation of
Participating company contributions shall be allocated among Members' eligible to share therein as a flat percentage of the Member's compensation for such period. Any allocation made as of a semi-annual Valuation Date shall be allocated among Members eligible to share therein in the ratio which the Compensation of each eligible Member for the semi-annual period bears to the Compensation all such eligible members for the semi-annual period.


                 (f) COMPANY STOCK ACCOUNT. The allocations of shares and fractional shares of Company Stock made to a Member constitute the Member's Company Stock Account. A Member shall have a nonforfeitable interest in the Company Stock Account portion of his Account to the extent provided under
Section 8.

                 (g)      NON-STOCK ACCOUNT.   The allocations of cash made to
a member, as adjusted for investment gain or loss and income or expense, constitute the Member's Non-Stock Account. A Member shall have a nonforfeitable interest in the Non-Stock Account portion of his Account to the extent provided under Section 8.

                 (h) ROLLOVERS. Prior to September 26, 1993 and subject to uniform rules, any Employee as defined in subsection 1(l) may, subject to the Committee's approval, transfer to the Plan all or a portion of an eligible rollover distribution from an eligible retirement plan. Such rollover contributions, if approved, shall be credited to the Employee's Rollover Account.

                          The terms "eligible rollover distribution" and
"eligible retirement plan" shall have the meanings described in 9(b)(iii) of the Plan, except that, for purposes of this subsection 4(h), an individual retirement account described in Section 408(a) of the Code which holds an eligible rollover distribution made to a surviving spouse shall not be considered an eligible retirement plan.

                          The Committee shall develop such procedures, and may
require such information from an Employee desiring to make such a transfer, as it deems necessary or desirable to determine that the proposed transfer will meet the requirements of this Section.

                          Any Employee who has not met the eligibility
requirements of Section 3(a) but who has made Rollover Contributions into the Plan shall be considered a Participant for purposes of Sections 6, 7, 8, 10, 11, 13, 14, 15 and 18 of the Plan.

                          Notwithstanding anything herein to the contrary, this
Plan shall not accept any Rollover Contributions after September 27, 1993 or any direct or indirect transfer (in a transfer after December 31, 1984) from a defined benefit plan, money purchase plan (including a target benefit plan), stock bonus or profit sharing plan which would otherwise have provided for a life annuity form of payment to the Participant.

                 (i) ROLLOVER ACCOUNT. Any contribution under subsection 4(h), as adjusted for investment gain or loss and income or expense, shall constitute the Member's Rollover Account. A Member shall at all times have a nonforfeitable interest in the Rollover Account portion of his Account.

                 (j) VOLUNTARY POST-TAX ACCOUNT. Any contributions made to the Plan by a Member prior to April 1, 1991 from his Compensation received net of Federal Income Tax (after-tax contributions), as adjusted for investment gain or loss and income or expense, shall constitute the Member's Voluntary Post-Tax Account. A Member shall at all times have a nonforfeitable interest in the Voluntary After-Tax Account portion of his Account. No after-tax contributions shall be permitted under this Plan after March 31, 1991.

                 (k) PAYROLL TAXES. The Participating Companies shall withhold from the Compensation of the Members and remit to the appropriate government agencies such payroll taxes and income tax withholding as the Company determines is or may be necessary under applicable statutes or ordinances and the regulations and rulings thereunder.

         5.      MAXIMUM CONTRIBUTIONS AND BENEFITS

                 (a) DEFINED CONTRIBUTION LIMITATION. If the allocation of Participating Companies in accordance with Section 4 will result in an allocation of more than one-third of the total contributions for a Plan Year to the Highly Compensated Employees, then the allocation shall be adjusted so that such excess will not occur.

                          In the event that after the adjustment, if any, is
made, the amount allocable to a Member from contributions to the Fund in respect of any Plan Year would cause the Annual Additions allocated to any Member under this Plan plus the Annual Additions allocated to such Member under any other plan maintained by a Participating Company or a Related Entity to exceed for any Limitation Year the lesser of (i) $30,000 (or, if greater, one-fourth of the dollar limitation in effect under subsection 415(b)(1)(A) of the Code for such Limitation Year) or (ii) 25% of such Member's compensation (as defined in subsection 5(d)) for such Limitation Year, then such amount allocable to such Member shall be reduced by the amount of such excess to determine the actual amount of the contribution allocable to such Member in respect of such Plan Year. The excess amount shall be allocated to the other Members in proportion to their Compensation for the Plan Year until their Annual Additions reach the above limits. Any excess amount remaining shall be held unallocated in a suspense account and shall be allocated among all eligible Members in the next Limitation Year (and succeeding Limitation Years as necessary).

                 If a short limitation year is created because of an amendment changing the Limitation Year to a different consecutive 12-month period, the defined contribution dollar limitation will be prorated based on the number of months in the short Limitation Year.

                 (b) COMBINED LIMITATION. In addition to the limitation of subsection 5(a), if a Participating Company or a Related Entity maintains or maintained a defined benefit plan and the amount allocable to a Member with respect to any Plan Year would cause the aggregate amount allocated to any Member under all defined contribution plans maintained by all Participating Companies or Related Entities to exceed the maximum allocation as determined in subsection 5(c), then such amount allocable to such Member shall be reduced by the amount of such excess to determine the actual amount of the contribution allocable to such Member for such Plan

Year. The excess amount with respect to any Member shall be held in accordance with subsection 5(a). Notwithstanding the foregoing, to the extent administratively feasible, the combined limitation shall be applied to the Member's benefit payable from the defined benefit plan prior to reduction of the Member's Annual Additions under this Plan.

                 (c) COMBINED LIMITATION COMPUTATION. (i) The maximum allocation is the amount of Annual Additions which may be allocated to a Member's benefit without permitting the sum of the defined benefit plan fraction (as hereinafter defined) and the defined contribution plan fraction (as hereinafter defined) to exceed 1.0 for any Limitation Year. The defined benefit plan fraction applicable to a Member for any Limitation Year is a fraction, the numerator of which is the projected annual benefit of the Member under the plan determined as of the close of the Limitation Year and the denominator of which is the lesser of (1) the product of 1.25 multiplied by the maximum then permitted dollar amount of straight life annuity payable under the defined benefit plan maximum benefit provisions of the Code as a benefit commencing at the Member's social security retirement age or (2) the product of
1.4 multiplied by the maximum permitted amount of straight life annuity, based on the Member's compensation, payable under the defined benefit plan maximum benefit provisions of the Code as a benefit commencing at the Member's social security retirement age. For purposes of this subsection 5(c), a Member's projected annual benefit is equal to the annual benefit, expressed in the form of a straight life annuity, to which the Member would be entitled under the terms of the defined benefit plan based on the assumptions that (1) the Member will continue employment until reaching his social security retirement age (or current age, if later) at a rate of compensation equal to that for the Limitation Year under consideration and (2) all other relevant factors used to determine benefits under the plan for the Limitation Year under consideration will remain constant for future Limitation Years. The defined contribution plan fraction applicable to a Member for any Limitation Year is a fraction, the numerator of which is the sum of the Annual Additions for all Limitation Years allocated to the Member as of the close of the Limitation Year and the denominator of which is the sum of the lesser, separately determined for each Limitation Year of the Member's employment with a Participating Company or Related Entity, of

(1) the product of 1.25 multiplied by the maximum dollar amount of Annual Additions which could have been allocated to the Member under the Code for such Limitation Year or (2) the product of 1.4 multiplied by the maximum amount, based on the Member's compensation, of Annual Additions which could have been allocated to the Member for such Limitation Year.

                                  (ii)  TRANSITIONAL RULE.  Notwithstanding the
above, if the Employee was a Member as of the first day of the first Limitation Year beginning after December 31, 1986, in one or more defined benefit plans maintained by the Participating Companies which were in existence on May 6, 1986, the denominator of the defined benefit fraction used in computing the combined limitation pursuant to 5(c)(i) hereof will not be less than 125 percent of the sum of the annual benefits under such plans which the Member had accrued as of the close of the last Limitation Year beginning before January 1, 1987, disregarding any changes in the terms and conditions of the plan after May 5, 1986. The preceding sentence applies only if the defined benefit plans individually and in the aggregate satisfied the requirements of Section 415 for all Limitation Years beginning before January 1, 1987.

                 Furthermore, in computing the defined contribution plan fraction pursuant to 5(c)(i) hereof, if the Employee was a Member as of the end of the first day of the first Limitation Year beginning after December 31, 1986, in one or more defined contribution plans maintained by the Participating Companies which were in existence on May 6, 1986, the numerator of the defined contribution fraction will be adjusted if the sum of this fraction and the defined benefit fraction would otherwise exceed 1.0 under the terms of this Plan. Under the adjustment, an amount equal to the product of (1) the excess of the sum of the fractions over 1.0 times (2) the denominator of this fraction, will be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the end of the last Limitation Year beginning before January 1, 1987, and disregarding any changes in the terms and conditions of the plan made after May 5, 1986, but using the Section 415 limitation applicable to the first Limitation Year beginning on or after January 1, 1987.

                 (d) DEFINITION OF "COMPENSATION" FOR CODE LIMITATIONS. For purposes of the limitations on the allocation of Annual Additions to a

Member and maximum benefits under a defined benefit plan as provided for in this Section 5, "compensation" for a Limitation Year shall mean the sum of (i) amounts paid by a Participating Company or a Related Entity to the Member with respect to personal services rendered by the Member, (ii) earned income of a self-employed person with respect to a Participating Company or a Related Entity, (iii) amounts received by the Member (A) through accident or health insurance or under an accident or health plan maintained or contributed to by a Participating Company or a Related Entity and which are includable in the gross income of the Member, (B) through a plan contributed to by a Participating Company or a Related Entity providing payments in lieu of wages on account of a Member's permanent and total disability, or (C) as a moving expense allowance paid by a Participating Company or a Related Entity and which are not deductible by the Member for federal income tax purposes; (iv) the value of a non-statutory stock option granted by a Participating Company or a Related Entity to the Member to the extent included in the Member's gross income for the taxable year in which it was granted; and (v) the value of property transferred by a Participating Company or a Related Entity to the Member which is includable in the Member's gross income due to an election by the Member under Section 83(b) of the Code. Compensation shall not include (i) contributions made by a Participating Company or Related Entity to a deferred compensation plan which, without regard to Section 415 of the Code, are not includable in the Member's gross income for the taxable year in which contributed; (ii) Participating Company or Related Entity contributions made on behalf of a Member to a simplified employee pension plan to the extent they are deductible by the Member under Section 219(b)(7) of the Code; (iii) distributions from a deferred compensation plan (except from an unfunded non-qualified plan when includable in gross income); (iv) amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by a Member either becomes freely transferable or is no longer subject to a substantial risk of forfeiture; (v) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified or incentive stock option; and (vi) other amounts which receive special tax benefits, such as premiums for group term life insurance (to the extent excludable from gross income) or Participating Company or Related Entity contributions towards the purchase of an annuity contract described in Section 403(b) of the Code.

                 (e)      EXCEPTIONS.   The above limitation on Annual
Additions, after adjustment that may be required by the first paragraph of subsection 5(a) is made, shall not apply to:

                          (i)     Any reallocation of forfeitures of Company
Stock which was acquired with the proceeds of a loan made to the Plan pursuant to subsection 6(b).

                          (ii)    Participating Company contributions that are
deductible as interest payments on a loan under Section 404(2)(9)(B) of the Code and charged against a Member's Account.

         6.      ADMINISTRATION OF FUNDS

                 (a) INVESTMENT OF PLAN ASSETS. The management and control of the assets of the Plan shall be vested in the Trustee designated from time to time by the Company through its Board of Directors, or the Trustee, may appoint one or more Investment Managers to manage, acquire or dispose of any assets of the Plan.

                          Participating Company contributions shall be invested
primarily in Company Stock. Shares of Company Stock may be purchased from the Participating Companies or other shareholders. All purchases and sales of Company Stock shall be made at the direction of the Committee. The Trustee may hold up to 100% of Fund assets derived from Participating Company contributions in Company Stock. The Trustee, at the direction of the Committee, may also invest a portion of the Plan assets in cash, cash equivalents, certificates of deposit, money market funds, guaranteed investment contracts, life insurance, short term securities, bonds and other investments desirable for the Trust. Funds derived from any matching company contributions made by Participating Companies or rollover contributions or after-tax contributions by Members shall not be invested in Company Stock.

                 (b)      EXEMPT LOANS.

                          (i)     The Committee may direct the Trustee to incur
a loan on behalf of the Trust in a manner and under conditions which will cause the loan to be an "exempt loan" within the meaning of Section 4975(d)(2) of the Code and regulations thereunder. A loan shall be used primarily for the benefit of Members and their beneficiaries. The proceeds of each such loan shall be used, within a reasonable time after the loan is obtained, only to purchase Company Stock, to repay the loan or to repay any prior loan. Any such loan shall provide for a reasonable rate of interest, an ascertainable period of maturity and shall be without recourse against the Plan. Any such loan and shares of such stock that were used as collateral on a prior loan which was repaid with the proceeds of the loan and shares of such stock that were used as collateral on a prior loan which was repaid with the proceeds of the current loan. Such stock pledges as collateral shall be placed in a Suspense Account and released pursuant to part (ii) below as the loan is repaid. Company Stock released from the Suspense Account shall be allocated in the manner described in Section 4. No person entitled to payment under a loan made pursuant to this subsection shall have recourse against any Fund assets other than the stock used as collateral for the loan, Participating Company contributions of cash that are available to meet obligations under the loan and earnings attributable to such collateral and the investment of such contributions. Participating Company contributions made with respect to any Plan Year during which the loan remains unpaid, and earnings on such contributions, shall be deemed available to meet obligations under the loan, unless otherwise provided by the Company at the time such contributions are made.

                          (ii)    Any pledge of stock as collateral under this
subsection shall provide for the release of shares so pledged upon the payment of any portion of the loan. Shares so pledged shall be released in the proportion that the principal and interest paid on the loan for the Plan Year bears to the aggregate principal and interest paid for the current Plan Year and each Plan Year thereafter, as provided in Treasury Regulation 54.4975-7(b)(8).

                          (iii)   Payments of principal and interest on any
loan under this Section shall be made by the Trustee at the direction of the Committee solely from: (A) Participating Company contributions available to meet obligations under the loan, (B) earnings from the investment of such contributions, (C) earnings attributable to stock pledged as collateral for the loan, (D) other dividends on stock to the extent permitted by law, (E) the proceeds of a subsequent loan made to repay the loan, and (F) the proceeds of the sale of any stock pledges as collateral for the loan. The contributions and earnings available to pay the loan must be accounted for separately by the Committee until the loan is repaid.

                          (iv)    Subject to the limitations of Section 5 on
annual additions to a Member's Account, assets released from a Suspense Account by reason of payment made on a loan shall be allocated as soon as administratively feasible upon such payment to the accounts of all Members who then would be entitled to an allocation of contributions if such payment had been made on the last day of the Plan Year.

                 (c)      DIVERSIFICATION.   Any Member who has attained age 55
and completed 10 years of participation under the Plan, excluding participation prior to September 1, 1989, shall have the right to make an election to direct the Trustee as to the investment of his shares of Company Stock acquired by or contributed to the Plan after December 31, 1986. Such a Member may elect within 90 days after the close of each Plan Year in the qualified election period (as defined below) to direct the Trustee as to the investment of at least 25% of his Company Stock Account, less any amount to which a prior election applies. In the case of the last year to which an election applies, 50% shall be substituted for 25%. The Plan shall meet the requirements of
Section 401(a)(28) by:

                          (i)     distributing the portion of such Company
Stock Account covered by the election to the Member within the 90 day period after the election is made or;

                          (ii)    at the discretion of the Committee, offer at
least three alternate Investment Categories to each Member making such election and, within 90 days after the period during which the election may be made, invest the portion of the Members Company Stock Account accordingly. A Member electing to reinvest a portion of his Company Stock Account in alternative Investment Categories will be prohibited from receiving a distribution of the reinvested portion in the form of Company Stock.

                 Distributions made in accordance with subsection (c)(i) above may be subject to a Member's Put Option, as applicable.

                 For purposes of this subsection, the "qualified election period" is the six-plan-year period beginning with the Plan Year after the first Plan Year beginning after 1986 in which the Employee has attained age 55 and completed at least 10 years of participating in the Plan, excluding participation prior to September 1, 1989.

                 (d)      VOTING RIGHTS AND PROVISIONS

                          (i)  VOTING RIGHTS.  Each member (or, in the event of
his death, his beneficiary) shall have the right to direct the Committee or Trustee as to the manner in which whole and partial shares of Company Stock allocated to his Company Stock Account as of the record date are to be voted on each matter brought before an annual or special shareholders' meeting. Before each such meeting of shareholders, the Committee or Trustee shall furnish to each Member (or beneficiary) a copy of the proxy solicitation material, together with a form requesting directions on how such shares of Company Stock allocated to such Member's Account shall be voted on each such matter. Upon timely receipt of such directions, the

Committee shall instruct the Trustee on how the Trustee shall, on each such matter, vote as directed the number of shares (including fractional shares) of Company Stock allocated to such Member's Company Stock Account, and the Committee or Trustee shall have no discretion in such matter. The directions received by the Committee or Trustee from Members shall be held in confidence and shall not be divulged or released to any person, including officers or employees of any Company. The Trustee shall vote allocated shares for which it has not received direction and unallocated shares of Company Stock in the same proportion as directed shares are voted, and shall have no discretion in such matter.

                          (ii) TENDER OR EXCHANGE.  If a tender or exchange
offer is commenced for Company Stock:

                                  (A)      The Committee or Trustee shall
distribute in a timely manner to each Member (or beneficiary) such information as is distributed to holders of Stock in connection with the tender or exchange offer.

                                  (B)      All Company Stock held by the
Trustee in Members' Company Stock Account shall be tendered or not tendered by the Trustee in accordance with directions it receives from Members (or beneficiaries). Each Member (or beneficiary) shall be entitled to direct the Committee or Trustee with respect to the tender of such Company Stock allocated to his Account. The instructions received by the Committee or Trustee from Members (or beneficiaries) shall be held by the Committee or Trustee in confidence and shall not be divulged or released to any person, including officers or employees of any company.

                                  (C)      The Trustee shall not tender
Company Stock allocated to Members' Company Stock Account with respect to which directions by Members (or beneficiaries) are not received or Company Stock held by the Trustee that is not allocated to Members' Company Stock Account.

                          (iii) NO RECOMMENDATIONS.  The Committee or Trustee
shall make no recommendations regarding the manner of exercising any rights under this subsection 6(d), including whether or not such rights should be exercised, other than information released to all shareholders pursuant to a Company-sponsored proxy statement.

                 (e) PUT OPTION. All distributions shall first be made in cash to the extent available, then in Company Stock, if readily tradeable, unless the Member requests otherwise. If the Company Stock is to be distributed and is or becomes not readily tradable on an established market, then any Member who is otherwise entitled to a distribution from the Plan, shall have the right (hereinafter referred to as "Put Option" to require that the Trustee or Company repurchase any Company Stock under the valuation as determined below. The Put Option shall only be exercisable during the 60 day period, then it can be exercised for an additional period of 60 days in the following Plan Year. This Put Option shall be nonterminable within the meaning of Internal Revenue Service Regulation 54.4975(11)(a)(ii).

                          The amount paid for Company Stock under the Put
Option shall be paid substantially equal periodic payments (not less frequently than annually) over a period beginning not later than 30 days after the exercise of the Put Option and not exceeding 5 years. There shall be adequate security provided and reasonable interest paid on the unpaid balance due under this paragraph.

                          If the Company Stock is or becomes not readily
tradable on an established securities market, then any valuation required (as referenced above) under this Plan will be conducted by an independent appraiser as defined in Section 401(a)(28) of the Code.

                          Notwithstanding any other provision in the Plan to
the contrary, if the bylaws and charter of the Company restrict ownership of company securities to current employees pursuant to Code Section 409(h), there will be no distribution of Company Stock.

                 (f) FIRST RIGHT OF REFUSAL. Any Member or Beneficiary who receives a distribution of Company Stock and who desires to sell all or any part of said Company Stock (whether or not at a time when said Company Stock is not readily tradable), shall first offer such shares for sale to the Trustee, and, if the Trustee, at the Committee's direction, shall not exercise said right of first refusal, then to the Company, at the greater of the price offered by a bonafide prospective purchaser or the fair market value of the Company Stock as of the end of the Plan Year coincident with or immediately preceding the date of notice to the Committee, Trustee or Company. If the Trustee or Company fail to purchase all such shares within fourteen (14) days after written notice from the selling Member or Beneficiary, the Trustee's and Company's rights to such stock shall end as of said fourteen
(14) days.

                 (g) INVESTMENT CATEGORIES. Pursuant to the requirements of subsection 6(c), the Committee may establish at least three (3) alternate Investment Categories and may, at anytime, add to or delete from such Investment Categories. If applicable, any Member electing to reinvest a portion of his Company Stock Account, in accordance with subsection 6(c) and uniform rules of general application established by the Committee, shall have the right to designate the Investment Category or Categories in which the Trustee is to invest such portion. Such reinvested portion shall be maintained as a directed investment portion of his Non-Stock Account.

                 (h) LIFE INSURANCE. No portion of interest of any Member may be applied to the purchase of any policy of insurance relating to any other Member; and no policy premium may be less than the premium rate for an ordinary life insurance policy. The Committee may direct that the interest of each Member shall be invested proportionately with the interests of all Members in any such policy of insurance or other earmarked investment.

                                  (i)      The proceeds from any "key man"
insurance policies upon the life of any officer or employee of a Participating Company shall inure solely to the benefit of the then Members under the Plan.

                                  (ii)     Ordinary policies of life insurance
purchased on the lives of Members shall be paid out of each Members cash allocations. No more than forty-nine and nine-tenths percent (49.9%) of a Member's Participating Company contributions may be applied to the payment of premiums for ordinary life insurance on such Member's life. The proceeds of such insurance shall be credited to the Member's Non-Stock Account and distributed to the Beneficiary thereof. All policies of ordinary life insurance so purchased for the account of a Member shall be distributed at or before retirement to such Member.

                          All policies of insurance purchased by the Trustee
shall be issued by a legal reserve life insurance company authorized to do business in the State of Mississippi.

                 (i) VALUATIONS. The Fund and each Investment Category shall be valued by the Trustee at fair market value as of each Valuation Date.

                 (j) ALLOCATION OF GAIN OR LOSS. Any increase or decrease in the market value of the Fund, including any Investment Category of the Fund, since the preceding Valuation Date and all income earned, expenses incurred and realized profits and losses, shall be determined in accordance with accounting methods uniformly and consistently applied and shall be added to or deducted from the Account of each Member based on the portion of a Member's Account in the Fund and Investment Category, if any, at the prior Valuation Date in accordance with non-discriminatory procedures and rules adopted by the Committee. Before reallocation, the Accounts of the Members shall be reduced by any payments made therefrom in the period. At the Committee's discretion uniformly applied, administrative expenses directly connected or associated with a particular Member's Account may be charged to the Account. Notwithstanding the foregoing, allocation shall not be required to the extent the Fund, or any Investment Category thereof, is administered in a manner which permits separate valuation of each Member's interest therein without separate incremental cost to the Plan or the Committee otherwise provides for separate valuation.

                 (k) BOOKKEEPING. The Committee shall direct that separate bookkeeping accounts be maintained to reflect each Member's Company Stock Account, Non-Stock Account, Rollover Account and Voluntary Post Tax Account.

         7.      BENEFICIARIES AND DEATH BENEFITS

                                  (a)      DESIGNATION OF BENEFICIARY.  Each
Member shall have the right to designate one or more beneficiaries and contingent beneficiaries to receive any benefit to which such Member may be entitled hereunder in the event of the death of the Member prior to the distribution of such benefit by filing a written designation with the Committee on the form prescribed by the Committee. Such Member may thereafter designate a different beneficiary at any time by filing a new written designation with the Committee. Notwithstanding the foregoing, if a married Member designates a beneficiary other than his spouse, such designation or subsequent changes shall not be valid unless the spouse consented in writing witnessed by a notary public or a member of the Committee in a manner prescribed by the Committee. A spouse's consent given in accordance with the Committee's rules shall be irrevocable by the spouse with respect to the beneficiary then designated by the Member unless the Member makes a new beneficiary designation. Any written designation shall become effective only upon its receipt by the Committee. If the beneficiary designated pursuant to this subsection should die on or before the commencement of distribution of benefits and the Member fails to make a new designation, then his beneficiary shall be determined pursuant to subsection 7(b).

                                  (b)  BENEFICIARY PRIORITY LIST.  If (i) a
Member omits or fails to designate a beneficiary, (ii) no designated beneficiary survives the Member or (iii) the Committee determines that the Member's beneficiary designation is invalid for any reason, then the death benefits shall be paid to the Member's surviving spouse, or if the Member is not survived by his spouse, then to the Member's estate.

         8.      BENEFITS FOR MEMBERS

                 The following are the only post employment benefits provided by the Plan:

                                  (a)  RETIREMENT BENEFIT

                                        (i)  VALUATION.  Each Member shall be
entitled to a retirement benefit equal to 100% of the Member's Account as of the Valuation Date coincident with or next following his retirement on or after his Early Retirement or Normal Retirement Date.

                                        (ii)  EARLY RETIREMENT. shall mean the
first day of the month coinciding with or following the date on which a Member or former Member both attains age 62 and completes 7 years of participation.

                                        (iii)  LATE RETIREMENT.  A Member who
continues employment beyond his Normal Retirement Date shall continue to participate in the Plan. His Account shall become nonforfeitable upon his attaining his Normal Retirement Date.

                                  (b)   DEATH BENEFIT

                                        (i)  VALUATION.  In the event of the
in-service death of a Member before actual retirement or termination, 100% of the Member's Account on the Valuation Date coincident with or next following his death shall constitute his death benefit and shall be distributed pursuant to Sections 7 and 9 (A) to his designated beneficiary or (B) if no designation of beneficiary is then in effect, to the beneficiary determined pursuant to subsection 7(b).

                                        (ii)  SURVIVOR BENEFITS.  In the event
of the post-employment death of a retired or terminated Member before distribution of his vested Account balance has been made to him, his Account shall constitute a death benefit and shall be distributed (A) to his designated beneficiary or (B) if no designation of beneficiary is then in effect, to the beneficiary determined pursuant to subsection 7(b).

                                  (c)   DISABILITY BENEFIT.  In the event a
Member suffers a Disability before actual retirement, 100% of the Member's Account on the Valuation Date coincident with or next following his Disability shall constitute his Disability benefit, provided said Member severs from service with a Participating Company due to his Disability.

                                  (d)   TERMINATION OF EMPLOYMENT BENEFIT

                                        (i)  VALUATION.  In the event a Member
terminates employment with all Participating Companies and all Related Entities other than by reason of retirement on or after his Normal Retirement or Early Retirement Date, Disability or in-service death, the Member shall be entitled to receive a benefit equal to 100% of his Rollover Account and Voluntary Post-Tax Account and the nonforfeitable portion (as determined under the vesting schedule at subsection 8(d)(ii)) of his Company Stock Account and Non-Stock Account on the Valuation Date coincident with or last preceding distribution.

                                        (ii) VESTING SCHEDULE.  The
nonforfeitable portion of a Member's Company Stock Account and Non-Stock Account is as follows:

                                                          NONFORFEITABLE
                 YEARS OF SERVICE                           PERCENTAGE
                 ----------------                         --------------
                 Less than 3 years                               0%
                 3 years but less than 4 years                  20%
                 4 years but less than 5 years                  40%
                 5 years but less than 6 years                  60%
                 6 years but less than 7 years                  80%
                 7 years or more                               100%

                                        (iii) COMPUTATION PERIOD.  For purposes
of subsection 8(d), the computation period for determining a Year of Service or a Break in Service shall be the Plan Year.

                                        (iv) CREDITING SERVICE.  For purposes
of subsection 8(d), a Member shall receive credit for all Years of Service, including Years of Service prior to the Effective Date, except as follows:

                                  (A)   If a Member has a Break in Service
in five consecutive Plan Years, then Years of Service after such consecutive Breaks in Service shall not be taken into account for purposes of determining the nonforfeitable percentage of the Member's Employer Contribution Account which accrued prior thereto.

                                  (B)   If a Member who has no nonforfeitable
rights has a Break in Service for the greater of (1) five or more consecutive Plan Years or (2) the accumulated Service of the Member prior to the Break in Service, then Years of Service prior to such consecutive Breaks in Service shall not be taken into account for the purpose of determining the nonforfeitable percentage of the Member's Employer Contribution Account which accrues thereafter.

                                  (C)      CASHOUTS.  If distribution is made
to a Member on account of termination of employment prior to the date on which the Member has a Break in Service for five consecutive Plan Years and the Member returns to employment covered by the Plan, the Member's Account shall subsequently be determined without regard to the portion thereof derived from predistribution employment provided the Member (1) received distribution of the entire present value of the nonforfeitable portion of his Account at the time of distribution, (2) the amount of the distribution did not exceed $3,500 or the Member (with spousal consent, if applicable) voluntarily elected to receive the distribution, and (3) the Member upon return to employment covered by the Plan does not repay the full amount of the distribution before the earlier of suffering five consecutive one year Breaks in Service, or at the close of the first period of five consecutive one year Breaks in Service commencing after the withdrawal. If timely repayment is made, the Member's Account shall equal the sum of the repayment and the forfeitable portion of the Member's Account on the date of distribution, unadjusted by gains or losses subsequent to the distribution. Restoration required due to Fund losses shall be made, to the extent necessary, first from forfeitures in the Plan Year of repayment and second from Participating Company contributions.

                          (v)  CHANGE IN VESTING SCHEDULE.  If the Plan's
vesting schedule is amended, or the Plan is amended in any way that directly or indirectly affects the computation of the Member's nonforfeitable percentage or if the Plan is deemed amended by an automatic change to or from a top-heavy vesting schedule, each Member with at least 3 Years of Service with the Participating Company may elect, within a reasonable period after the adoption of the amendment or change, to have the nonforfeitable percentage computed under the Plan without regard to such amendment or change. For Members who do not have at least 1 Hour of Service in any Plan Year beginning after December 31, 1988, the preceding sentence shall be applied by substituting "5 Years of Service" for "3 Years of Service" where such language appears.

                 The period during which the election may be made shall commence with the date the amendment is adopted or deemed to be made and shall end on the latest of:

                                  (1)  60 days after the amendment is adopted;

                                  (2)  60 days after amendment becomes
effective; or

                                  (3)  60 days after Member is issued written
notice of the amendment by the Participating Company.

                 (e) RECOGNITION OF FORFEITURES. The nonvested portion of the Employer Contribution Account of a Member (i) who separates from service with no vested interest in his Employer Contribution Account or (ii) who receives a distribution prior to suffering his fifth consecutive Break in Service shall be forfeited on the date of (i) separation or (ii) distribution, as the case may be, subject to the right to restoration. The nonvested portion of the Employer Contribution Account of any other Member shall be forfeited on the last day of the Plan Year in which the Member suffers his fifth consecutive Break in Service. Forfeitures shall first be applied for the restoration of forfeitures, as required by subsection 8(d)(iv)(C), and then increase discretionary Participating Company contributions made as of the end of each Plan Year. Notwithstanding the above, forfeitures attributable to separations which occurred prior to January 1, 1994 shall be used to offset the semi-annual discretionary Participating Company contributions until exhausted.

         9.      DISTRIBUTION OF BENEFITS

                 (a) COMMENCEMENT. The payment of benefits shall commence as soon after the Valuation Date following the Member's termination of employment as is administratively feasible, except as provided below.

                      (i) TERMINATION OF EMPLOYMENT BENEFITS. If the nonforfeitable portion of the Member's Account exceeds or ever exceeded $3,500 and is not "immediately distributable", distributions of benefits payable under subsection 8(d) shall not commence unless the Member consents to such distribution in writing. The Committee shall notify the Member of his right to defer said distribution, subject to the limitations and provisions of subsection 9(a)(ii) below.

                           If the Member does not consent to distribution, his
Account shall be retained in the Fund until such later date as the member requests distribution. If the Member does not request distribution prior to his Normal Retirement Date or death, distribution shall commence as soon after the Valuation Date next following the first to occur of the Member's Normal Retirement Date or death (provided the Committee receives notice of the Member's death), as is administratively feasible.

                      (ii) DEFERRAL LIMITATION. In no event other than with the written consent of the Member shall the payment of benefits commence later than the sixtieth day after the close of the Plan Year in which the latest of the following occurs:

                           (A)  the Member's Normal Retirement Date;

                           (B)  the Member's separation from service; or

                           (C)  the tenth anniversary of the year in
which the Member commenced participation in the Plan.

                           Provided, however, distribution of benefits
must commence on or before the April 1st of the calendar year following the calendar year in which the Member attains age 70 1/2.

                      (iii) DEATH BENEFIT DEFERRAL LIMITATION. The payment of death benefits under the Plan shall commence as soon after the Valuation Date following the Member's death as is administratively feasible or as the Member's beneficiary elects, subject to the limitations and provisions of subsection 9(b)(ii).

                 (b)  BENEFIT FORMS.

                      (i) NON-COMPANY STOCK ACCOUNT. If the member elects, the payment of all benefits, other than the Company Stock Account, shall be distributed in one lump sum or in a series of substantially equal annual or more frequent installments over a period not to exceed the life expectancy of the Member or, if married, the joint life expectancy of the Member and his or her spouse, as selected by the Member. Notwithstanding the foregoing, all Members' Accounts shall continue to be adjusted under subsection 6(j) through the Valuation Date coincident with or late preceding distribution.

                          (ii)    COMPANY STOCK ACCOUNT.  If the member elects,
the payment of benefits from the Company Stock Account shall commence not later than one (1) year after the close of the Plan Year:

                                  (A)      in which the Member separates from
service by reason of attainment of Normal Retirement Date, Disability or death, or

                                  (B)      which is the fifth (5th) Plan Year
in which the Member otherwise separates from service, except that this subsection shall not apply if the Member is reemployed by a Participating Company before distribution is required to commence under this subsection.

                          (iii)   EXCEPTION.  Subsection 9(b)(ii) shall not
apply to any shares of Company Stock acquired with the proceeds of an Exempt Loan until the close of the Plan Year in which such Exempt Loan is repaid in full.

                          (iv)    PAYMENT OF BENEFITS.  Unless the Member
elects otherwise, the payment of benefits under subsection 9(b)(ii) shall be in substantially equal installments (not less frequently than annually) over a period not longer then the greater of:

                                  (A)      Five (5) years; or

                                  (B)      in the case of a Member with a
Company Stock Account balance in excess of $500,000, five (5) years plus one
(1) additional year (but not more than five (5) additional years) for each $100,000 or fraction thereof by which such balance exceeds $500,000.

                          (v)     COST OF LIVING ADJUSTMENT.  The dollar
amounts set forth in subsection 9(b)(iv)(B) shall be adjusted pursuant to Sections 409(o)(2) and 415(d) of the Code ($660,00 and $132,000, respectively, for 1994).

                          (vi)    MINIMUM DISTRIBUTIONS.   No annual
installment payable under subsection 9(b)(iv) shall be in an amount less than the greater of:

                                  (A)      ten thousand dollars ($10,000); or

                                  (B)      if the principal sum exceed one
million dollars ($1,000,000), ten percent (10%) of the principal sum.

                          In the event an annual installment hereunder would be
less than ten thousand dollars ($10,000), such remaining balance shall be paid in minimum quarterly payments of two thousand five hundred dollars ($2,500) until exhausted. The initial such quarterly payment shall be made with sixty
(60) days after the date the value is determined and each succeeding January 15th, April 15th, July 15th and October 15th, thereafter.

                          Furthermore, in no event shall the distribution
period exceed the period permitted under Section 401(a)(9) of the Code.

                          Shares of Company Stock previously allocated to a
Member's Company Stock Account shall remain credited to such Account until such time as an installment is payable under this subsection 9(b).

                          (vii) IRC 401(A)(31) COMPLIANCE.

                                  (A)  GENERAL RULE.  This subsection applies
to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this subsection, a distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

                                  (B)  DEFINITIONS.

                                        1.  ELIGIBLE ROLLOVER DISTRIBUTION.  An
eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

                                        2.  ELIGIBLE RETIREMENT PLAN.  An
eligible retirement plan is an individual retirement account described in section

408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or a qualified trust described in section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

                                        3.  DISTRIBUTEE.  A distributee
includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

                                        4.  DIRECT ROLLOVER.  A direct rollover
is a payment by the Plan to the eligible retirement plan specified by the distributee.

                          (c)  ACCOUNT BALANCES LESS THAN $3,500.  If a
terminated Member's vested Account balance does not exceed (nor ever exceeded) $3,500 on the Valuation Date coincident with or next following his termination, said Member's Account may be immediately distributed without his consent.

                          (d)  DEFINITIONS.  The following definitions shall
apply to Section 7 and 9 hereof:

                                  (i)  "Immediately distributable benefit"
shall mean the vested Account balance which could be distributed to a Member (or surviving spouse) before said Member attains (or would have attained if not deceased) the later of Normal Retirement Age or age 62.

                                  (ii)  "Spouse" (surviving spouse) shall mean
the spouse or surviving spouse of the Member, provided that a former spouse will not be treated as the spouse or surviving spouse if the Member re-marries within 1 year of the annuity starting date, and remains married for the 1 year period ending on the date of death.

                          (g)  WITHHOLDING.  All distributions under the plan
are subject to federal, state and local withholding as required by applicable law as in effect from time to time.

                 10.      IN-SERVICE DISTRIBUTIONS

                          (a)     VOLUNTARY POST-TAX ACCOUNT.  A Member shall
have the right to withdraw all or a portion of his Voluntary Post-Tax Account, as of the Valuation Date next following the Member's timely delivery of a request for withdrawal to the Committee. No more than one such distribution shall be made to any Member in any twenty-four (24) month period.

                          (b)     ROLLOVER ACCOUNT.  A Member shall have the
right to withdraw all or a portion of his Rollover Account, as of the Valuation Date next following the Member's timely delivery of a request for withdrawal to the Committee.

                          (c)     AGE 59 1/2.  A Member who has attained age 59
1/2 shall have the right to withdraw all or a portion of his vested Account balance as of the Valuation Date next following the Members timely delivery of a request for withdrawal to the Committee.

         11.     LOANS

                          (a)     COMMITTEE DISCRETION.  If a Member
experiences a financial hardship the Committee, in its discretion, shall have the right to direct that a bonafide loan be made from a Member's vested Account balance to any Member who requests the same. For purposes of this Section 11, the term "Member" shall also include beneficiaries and terminated employees with deferred vested account balances who are "parties in interest" as defined in Section 3 of ERISA. All such loans shall be subject to the requirements of this Section and such other rules which the Committee shall from time to time prescribe. Eligibility for and the rules with respect to loans shall be uniformly applied to all Members. Nothing in this Section shall require the Committee to make loans available to Members.

                          (b)     HARDSHIP.  A loan shall be made on account of
hardship only if the loan is made on account of an immediate and heavy financial need of the Member. A loan shall be deemed to be made on account of an immediate and heavy financial need of the Member if the loan is on account of:

                                  (i)      medical expenses described in
Section 213(d) of the Code incurred or necessary to obtain medical care by the Member, the Member's spouse or any dependent of the Member (as defined in Section 152 of the Code);

                                  (ii)     purchase (excluding mortgage
payments) of a principal residence for the Member;

                                  (iii)    payment of tuition for the next 12
months of post-secondary education for the Member, the Member's spouse, child or any dependent of the Member (as defined in Section 152 of the Code); or

                                  (iv)     the need to prevent the eviction of
the Member from his principal residence or foreclosure on the mortgage of the Member's principal residence.

                                  Further, the Committee, according to uniform
rules, may find that an immediate and heavy financial need exists in other circumstances where it concludes that the elimination of the need is necessary to preserve the health or well-being of the Member, his spouse or a dependent of the Member as defined in Section 152 of the Code.

                          (c)     MINIMUM REQUIREMENTS.  To the extent the
Committee authorizes loans to Members, such loans shall be subject to the following rules:

                                  (i)    PRINCIPAL AMOUNT.  The principal
amount of the loan to a Member shall be subject to a minimum of one thousand dollars ($1,000) and it may not exceed, when added to the outstanding balance of all other loans to the Member from the Plan, the lesser of (A) $50,000, reduced by the excess of the highest outstanding balance of loans to the Member from the Plan during the one-year period ending on the day before the date on which such loan was made over the outstanding balance of loans to the Member from the Plan on the date on which such loan is so made or (B) 50% of the Member's nonforfeitable Account on the Valuation Date last preceding the date on which the loan is made.

                                  (ii)   MAXIMUM TERM.  Generally, the term
of the loan may not exceed five years. However, if the Member demonstrates that the purpose of a loan is to acquire a principal residence for the Member, then the maximum term shall be fifteen years.

                                  (iii)  INTEREST RATE.  The interest rate
shall be determined by the Committee from time to time at a rate equivalent to that charged by major financial institutions in the community for comparable loans at the time the loan is made.

                                  (iv)   REPAYMENT.  The loan shall be repaid
over its term in level installment payments made at least quarterly. If the Member is an active employee, the payments shall correspond to the Member's payroll period. As a condition precedent to approval of the loan, the Member shall be required to authorize payroll withholding in the amount of each installment. Prepayment of the entire outstanding balance of a loan maybe made at any time.

                                  (v)    COLLATERAL.  The loan shall be
secured by the Member's Account to the extent of the principal amount of the loan plus accrued interest. No more than 50% of the Member's vested Account balance may be used to secure a loan. The Committee, according to a uniform rule, may require a Member to post additional collateral to secure a loan.

                                  (vi)   DISTRIBUTION OF ACCOUNT.  If the
nonforfeitable portion of a Member's Account is to be distributed prior to the Member's payment of all principal and accrued interest due on any loan to such

Member, the distribution shall include as an offset the amount of unpaid principal and interest due on the loan.

                                  (vii)  NOTES.  All loans shall be evidenced
by a note containing such terms and conditions as the Committee shall require.

                                  (viii) MULTIPLE LOANS.  A Member shall be
permitted only one outstanding loan at any time.

                          (d)     ACCOUNTING.  The principal amount of any loan
shall be treated as a separate earmarked investment of the borrowing Member. All payments of principal and interest with respect to such loan shall be credited to a separate account for the borrowing Member until redeposited into the Fund in accordance with the Member's election.

         12.     TITLE TO ASSETS.

                 No person or entity shall have any legal or equitable right or interest in the contributions made by any Participating Company, or otherwise received into the Fund, or in any assets of the Fund, except as expressly provided in the Plan.

         13.  AMENDMENT AND TERMINATION

                 (a) AMENDMENT. In accordance with the provisions of subsection 2(e)(i) hereof, the provisions of this Plan may be amended by the Company from time to time and at any time in whole or in part, provided that no amendment shall be effective unless the Plan as so amended shall be for the exclusive benefit of the Members and their beneficiaries. No amendment to the Plan shall be effective to the extent that it has the effect of decreasing a Member's Account balance or eliminating an optional form of benefit, with respect to benefits attributable to service before the amendment. Furthermore, if the vesting schedule of the Plan is amended, in the case of an Employee who is a Member as of the later of the date such amendment is adopted or the date it becomes effective, the nonforfeitable percentage (determined as of such date) of such Employee's right to his Account balance will not be less than his percentage computed under the plan without regard to such amendment.

                 (b) TERMINATION. While it is the Company's intention to continue the Plan in operation indefinitely, the right is, nevertheless, expressly reserved to terminate the Plan in whole or in part or discontinue contributions in the event of unforeseen conditions. Any such termination, partial termination or discontinuance of contributions shall be effected only upon condition that such action is taken as shall render it impossible for any part of the corpus of the Fund or the income therefrom to be used for, or diverted to, purposes other than the exclusive benefit of the Members and their beneficiaries.

                 (c) CONDUCT ON TERMINATION. If the Plan is to be terminated at any time without establishment of a successor plan, the Company shall give written notice to the Trustee which shall thereupon revalue the assets of the Fund and the accounts of the Members as of the date of termination, partial termination or discontinuance of contributions and, after discharging and satisfying any obligations of the Plan, shall allocate all unallocated assets to the Accounts of the Members at the date of termination, partial termination or discontinuance of contributions as provided for in Section 6. Upon termination, partial termination or discontinuance of contributions the Accounts of Members affected thereby shall be nonforfeitable. The Committee, in its sole discretion, shall instruct the Trustee either (i) to pay over to each affected Member his

Account or (ii) to continue to control and manage the Fund for the benefit of the Members to whom distributions will be made in later periods at the time provided in Section 8 and in the manner provided in Section 9.

                          For purposes of this paragraph, "successor plan"
shall be as defined in Code section 1.401(k) - 1(d)(3).

         14.  LIMITATION OF RIGHTS

                 (a) ALIENATION. None of the payments, benefits or rights of any Member shall be subject to any claim of any creditor of such Member and, in particular, to the fullest extent permitted by law, shall be free from attachment, garnishment, trustee's process, or any other legal or equitable process available to any creditor of such Member. No Member shall have the right to alienate, anticipate, commute, pledge, encumber or assign any of the benefits or payments which he may expect to receive, contingently or otherwise, under this Plan, except the right to designate a beneficiary or beneficiaries as herein above provided. For purposes of this subsection, neither a loan made to a Member nor the pledging of the Member's Account as security therefor, both pursuant to Section 11, shall be treated as an assignment or alienation unless such loan is subject to the tax imposed by Section 4975 of the Code.

                 (b) QUALIFIED DOMESTIC RELATIONS ORDER EXCEPTION. Subsection l4(a) shall not apply to the creation, assignment or recognition of a right to any benefit payable with respect to a Member under a qualified domestic relations order within the meaning of Section 414(p) of the Code.

                      In the case of any payment before a Member has separated from service, such an order may require that payment of benefits be made to an Alternate Payee prior to the date on which the Member is entitled to a distribution under the Plan, regardless of whether the Member has attained the earliest retirement age under Section 414(p)(4) of the Code. However, if the present value of the amount awarded to the Alternate Payee by the qualified domestic relations order is greater than three thousand five hundred dollars ($3,500), the Alternate Payee must consent in writing before an immediate distribution may be made.

                        Payment made pursuant to this subsection may be made to the Alternate Payee:

                        (1) as if the Member had retired on the date on which payments are to begin, based on the Account balances actually credited, and not considering any Participating Company subsidy for early retirement, and

                        (2) in any form in which such benefits may be paid under the Plan to the Member (other than in the form of a joint and survivor annuity with respect to the Alternate Payee and such Payee's subsequent spouse).

                      For purposes of this subsection, "Alternate Payee" shall mean the spouse, former spouse, child or other dependent of a Member who is recognized by a Qualified Domestic Relations Order as having a right to receive all, or a portion of, the benefits payable under the Plan with respect to a Member.

                 (c) EMPLOYMENT. Neither the establishment of the Plan, nor any modification thereof, nor the creation of any fund, trust or account, nor the payment of any benefit shall be construed as giving any Member or Employee, or any person whomsoever, any legal or equitable right against any Participating Company, the Trustee or the Committee, unless such right shall be specifically provided for in the Trust Agreement or the Plan or conferred by affirmative action of the Committee or the Company in accordance with the terms and provisions of the Plan or as giving any Member or Employee the right to be retained in the employ of any Participating Company. All Members and other Employees shall remain subject to discharge to the same extent as if the Plan had never been adopted.

         15.     MERGERS, CONSOLIDATIONS OR TRANSFERS OF PLAN ASSETS

                 In the case of any Plan merger or Plan consolidation with, or transfer of assets or liabilities of the Plan to, any other qualified retirement plan, each Member in the Plan must be entitled to receive a benefit immediately after the merger, consolidation, or transfer (if the Plan were then to terminate) which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had been terminated).

         16.     PARTICIPATION BY RELATED ENTITIES

                 (a) COMMENCEMENT. Any entity which is a Related Entity with respect to the Company may, with the permission of the Board of Directors, elect to adopt this Plan and the accompanying Trust Agreement.

                 (b) TERMINATION. The Company may, by action of the Board of Directors, determine at any time that any such Participating Company shall withdraw and establish a separate plan and fund. The withdrawal shall be effected by a duly executed instrument delivered to the Trustee instructing it to segregate the assets of the Fund allocable to the Employees of such Participating Company and pay them over to the separate fund.

                 (c) SINGLE PLAN. The Plan shall at all times be administered and interpreted as a single plan for the benefit of the Employees of all Participating Companies.

                 (d) DELEGATION OF AUTHORITY. Each Participating Company, by adopting the Plan, acknowledges that the Company has all the rights and duties thereof under the Plan and the Trust Agreement, including the right to amend the same.

                 (e) DISPOSITION OF ASSETS OR SUBSIDIARY. Distributions may be made in connection with the Company's disposition of assets or a subsidiary to those Members who continue in employment with the purchaser of the assets or with the subsidiary, provided that the purchaser or the subsidiary does not maintain the Plan after the disposition.

                 (f) FORM OF DISTRIBUTIONS. All distributions made pursuant to this Section 16 shall be lump sum distributions as defined in Code section 402(d)(4), without regard to subparagraphs (A)(i) through (iv), (B), and (F) of said Code section.

         17.     TOP-HEAVY REQUIREMENTS

                 (a) GENERAL RULE. For any Plan Year in which the Plan is a top-heavy plan or included in a top-heavy group as determined under this Section, the special requirements of this Section shall apply. The Plan shall be a top-heavy plan (if it is not included in an "aggregation group") or a plan included in a top-heavy group (if it is included in an "aggregation group") with respect to any Plan Year if the sum as of the "determination date" of the "cumulative accounts" of "key employees" for the Plan Year exceeds 60% of a similar sum determined for all "employees", excluding "employees" who were "key employees" in prior Plan Years only.

                 (b) DEFINITIONS. For purposes of this Section, the following definitions shall apply to be interpreted in accordance with the provisions of
Section 416 of the Code and the regulations thereunder.

                          (i)  "AGGREGATION GROUP" shall mean the plans of each
Participating Company or a Related Entity included below:

                                  (A)  each such plan in which a "key employee"
is a participant;

                                  (B)  each other such plan which enables any
plan in subsection (A) above to meet the requirements of Section 401(a)(4) or 410 of the Code;

                                  (C)  each other plan not required to be
included in the "aggregation group" which the Company elects to include in the "aggregation group" in accordance with the "permissive aggregation group" rules of the Code if such group would continue to meet the requirements of Sections 401(a)(4) and 410 of the Code with such plan being taken into account; and

                                  (D)      each terminated plan of the Company
that was maintained within the last five (5) years ending on the "determination date".

                          (ii)  "CUMULATIVE ACCOUNT" for any "employee" shall
mean the sum of the amount of his accounts under this Plan plus all defined contribution plans included in the "aggregation group" (if any) as of the most recent valuation date for each such plan within a twelve-month period ending on the "determination date", increased by any contributions due after such valuation date and before the "determination date" plus the present value of his accrued benefit under all defined benefit pension plans included in the "aggregation group" (if any) as of the "determination date". For a defined benefit plan, the present value of the accrued benefit as of any particular determination date shall be the amount determined under (A) the method, if any, that uniformly applies for accrual purposes under all plans maintained by the Participating Companies and all Related Entities, or (B) if there is no such method, as if such benefit accrued not more rapidly than under the slowest accrual rate permitted under the fractional accrual rule of Section 411(b)(1)(C) of the Code, as of the most recent valuation date for the defined benefit plan, under actuarial equivalent factors specified therein, which is within a twelve-month period ending on the determination date. For this purpose, the valuation date shall be the date for computing plan costs for purposes of determining the minimum funding requirement under Section 412 of the Code. "Cumulative accounts" of "employees" who have not performed an Hour of Service for any Participating Company or Related Entity for the five-year period ending on the "determination date" shall be disregarded. An "employee's" "cumulative account" shall be increased by the aggregate distributions during the five-year period ending on the "determination date" made with respect to him under any plan in the "aggregation group". Rollovers and direct plan-to-plan transfers to this Plan or to a plan in the "aggregation group" shall be included in the "employee's" "cumulative account" unless the transfer is initiated by the "employee" and made from a plan maintained by an employer which is not a Participating Company or Related Entity.

                          (iii)  "DETERMINATION DATE" shall mean with respect
to any Plan Year the last day of the preceding Plan Year; however, for the first Plan Year the term shall mean the last day of such Plan Year.

                          (iv)   "EMPLOYEE" shall mean any person (including a
beneficiary thereof) who has or had an Account held under this Plan or a plan in the "aggregation group" including this Plan at any time during the Plan Year or any of the four preceding Plan Years. Any "employee" other than a "key-employee" described in subsection 17(b)(v) shall be considered a "non-key employee" for purposes of this Section 17.

                          (v)    "KEY EMPLOYEE" shall mean any "employee" or
former "employee" (including a beneficiary thereof) who is, at any time during the Plan Year, or was, during any one of the four preceding Plan Years any one or more of the following:

                                  (A)  an officer of a Participating Company or
a Related Entity whose annual compensation (as defined in subsection 17(b)(vi)) exceeds 50% of the dollar limitation in effect under Section 415(b)(1)(A) of the Code, unless 50 other such officers (or, if lesser, a number of such officers equal to the greater of three or 10% of the "employees") have higher annual compensation;

                                  (B)  one of the ten persons employed by a
Participating Company or Related Entity having annual compensation (as defined below) greater than the limitation in effect under Section 415(c)(1)(A) of the Code, and owning (or considered as owning within the meaning of Section 318 of the Code) more than 1/2% interest as well as one of the largest interests in all Participating Companies or Related Entities. For purposes of this subsection (B), if two "employees" have the same interest, the one with the greater compensation shall be treated as owning the larger interest;

                                  (C)  any person owning (or considered as
owning within the meaning of Section 318 of the Code) more than 5% of the outstanding stock of a Participating Company or a Related Entity or stock possessing more than 5% of the total combined voting power of such stock;

                                  (D)  a person who would be described in
subsection (C) above if 1% were substituted for 5% each place the same appears in subsection (C) above, and who has annual compensation of more than $150,000.

For purposes of determining ownership under this subsection, Section 318(a)(2)(C) of the Code shall be applied by substituting 5% for 50%.

                          (vi)  "COMPENSATION"  For purposes of this Section
17, "compensation" shall mean compensation as defined in Section 415(c)(3) of the Code, but including amounts contributed by the employer pursuant to a salary reduction agreement which are excludible from the Employee's gross income under Section 125, Section 402(a)(8), Section 402(h) or Section 403(b) of the Code.

                          (c)  COMBINED BENEFIT LIMITATION.  For purposes of
the calculation of the combined limitation of subsection 5(c), "1.0" shall be substituted for "1.25" each place the same appears in that subsection if either
(i) the "cumulative accounts" of "key employees" exceeds 90% of the aggregate for all "employees" or (ii) the Participating Companies' contribution allocated to Members who are not "key employees" does not at least equal 4% of compensation (as defined in subsection 5(d)) or the minimum defined benefit under a defined benefit plan does not meet the requirement of Section 416(h)(2)(A)(ii) of the Code.

                          (d)  VESTING.  The schedule set forth below shall  be
substituted for the schedule contained in subsection 8(d)(ii) to the extent it provides for more rapid vesting.



                                                 NONFORFEITABLE
          YEARS OF SERVICE                         PERCENTAGE
          ----------------                       --------------
          Less than 2 years                            0%
          2 years but less than 3 years               20%
          3 years but less than 4 years               40%
          4 years but less than 5 years               60%
          5 years but less than 6 years               80%
          6 years or more                            100%

The schedule above shall apply to all benefits accrued as of the date the schedule becomes effective and all benefits accrued for Plan Years thereafter to which this Section applies. If the Plan ceases to be top-heavy, no benefit which became nonforfeitable under the schedule above shall become forfeitable. For Members with three Years of Service or more, the schedule shall continue to apply to future accruals to the extent it provides for more rapid vesting.

                          (e)  MINIMUM CONTRIBUTION.  Minimum Participating
Company contributions and forfeitures for a Member who is not a "key employee" shall be required in an amount equal to the lesser of 3% of compensation (as defined in subsection 17(b)(vi) herein) or the highest percentage of Participating Company contributions and forfeitures expressed as a percentage of the first $200,000 (or an increased amount permitted under a cost of living adjustment), contributed for any "key employee" under Section 4. (Effective for Plan Years beginning after December 31, 1993, the $200,000 limitation shall be reduced to $150,000 or any indexed amount pursuant to Code section 401(a)(17).) If the highest rate allocated to a "key employee" for a year in which the plan is top heavy is less than 3%, amounts attributable to a salary reduction shall be included in determining contributions made on behalf of "key employees." For purposes of this subsection, employer social security contributions shall be disregarded. Each "non-key employee" of a Participating Company who has not separated from service at the end of the Plan Year and who has satisfied the eligibility requirements of subsection 3(a) shall receive any minimum contribution provided under this Section 17 without regard to (i) whether he is credited with 1,000 Hours of Service in the Plan Year (ii) earnings level for the Plan Year or
(iii) whether he elects to make contributions under subsection 4(a). If an "employee" participates in both a defined benefit plan and a defined contribution plan, the minimum benefit shall be provided under the defined benefit plan. If an "employee" participates in another defined contribution plan, the minimum benefit shall be provided under the other defined contribution plan.

         18.     MISCELLANEOUS

                 (a) INCAPACITY. If the Committee determines that a person entitled to receive any benefit payment is under a legal disability or is incapacitated in any way so as to be unable to manage his financial affairs, the Committee may make payments to such person for his benefit, or apply the payments for the benefit of such person in such manner as the Committee considers advisable. Any payment of a benefit in accordance with the provisions of this subsection shall be a complete discharge of any liability to make such payment.

                 (b) REVERSIONS. In no event, except as provided herein, shall the Trustee return to a Participating Company any amount contributed by it to the Plan.

                      (i) MISTAKE OF FACT. In the case of a contribution made by a good faith mistake of fact, the Trustee shall return the erroneous portion of the contribution, without increase for investment earnings, but with decrease for investment losses, if any, within one year after payment of the contribution to the Fund.

                      (ii) DEDUCTIBILITY. To the extent deduction of any contribution determined by the Company in good faith to be deductible is disallowed, the Trustee, at the option of the Company, shall return that portion of the contribution, without increase for investment earnings but with decrease for investment losses, if any, for which deduction has been disallowed within one year after the disallowance of the deduction.

                      (iii) INITIAL QUALIFICATION. In the event there is a determination that the Plan does not initially satisfy all applicable requirements of Section 401 of the Code, all contributions made by a Participating Company incident to that initial qualification shall be returned to the Participating Company by the Trustee within one year after the date on which the initial qualification is denied, but only if the Company submitted an application for such initial determination by the due date of the Company's income tax return for the taxable year in which the Plan was adopted, or such later date as the Secretary may prescribe.

                          (iv)  LIMITATION.  No return of contribution shall be
made under this subsection which adversely affects the Plan's qualified status under regulations, rulings or other published positions of the Internal Revenue Service or reduces a Member's Account below the amount it would have been had such contribution not been made.

                                This subsection shall not preclude refunds
made in accordance with subsections 4(b)(i), 4(d)(iii) and 4(g)(ii).

                 (c) EMPLOYEE DATA. The Committee or the Trustee may require that each Employee provide such data as it deems necessary upon his becoming a Member in the Plan. Each Employee, upon becoming a Member, shall be deemed to have approved of and to have acquiesced in each and every provision of the Plan for himself, his personal representatives, distributees, legatees, assigns, and beneficiaries.

                 (d) LAW GOVERNING. This Plan shall be construed, administered and applied in a manner consistent with the laws of the State of Mississippi.

                 (e) PRONOUNS. The use of the masculine pronoun shall be extended to include the feminine gender wherever appropriate.

                 (f)  INTERPRETATION. The Plan is an Employee Stock
Ownership plan including a qualified, tax exempt trust under Sections 401(a) and 501(a) of the Code. The Plan shall be interpreted in a manner consistent with its satisfaction of all requirements of the Code applicable to such a plan.



         IN WITNESS WHEREOF, and as evidence of the adoption of this Plan by the Company, it has caused the same to be signed by its officers thereunto duly authorized, and its corporate seal to be affixed thereto, this 30th day of December, l994.



Attest:                       CAL-MAINE FOODS, INC.


/s/ [SIG]                     By  /s/ [SIG]
--------------------------      -------------------------------

Secretary                     Name:

                              Title:





[Corporate Seal]

APPENDIX A - TRA `86 COMPLIANCE EFFECTIVE DATES



The following Plan provisions have the Effective Dates listed below in compliance with Sections 401 and 403(a) of the Internal Revenue Code, as amended by the Tax Reform Act of 1986, the Omnibus Budget Reconciliation Act of
1986, the Omnibus Budget Reconciliation Act of 1987,       the Technical and
Miscellaneous Revenue Act of 1988, the Omnibus Budget Reconciliation Act of 1989, the Omnibus Budget Reconciliation Act of 1993 and pertaining to the status of any related trusts under Section 501(a):



PLAN SECTION              PROVISION                                                  EFFECTIVE DATE
------------              ---------                                                  --------------
1(i)                      Inclusion of 401(k) contributions in                       First day of 1987 Plan
                          definition of "compensation" for all                       Year
                          Plan Sections

1(i)                      Compensation limited to $200,000 for                       First day of 1989 Plan
                          benefit accrual and contribution                           Year and first day of
                          allocation (with COLA adjustments);                        1994 Plan Year,
                          Compensation limited to $150,000 (with                     respectively.
                          COLA adjustments)

1(l)                      Definition of "leased employee" and its                    January 1, 1987
                          inclusion in the definition of "Employee"

1(o)                      Aggregation of Family Members with                         First day of 1987 Plan
                          Highly Compensated Employees                               Year

PLAN SECTION              PROVISION                                                  EFFECTIVE DATE
------------              ---------                                                  --------------
1(r)                      Definition of "Highly Compensated                          First day of 1987 Plan
                          Employee"                                                  Year

3(a)                      1 year maximum waiting period for                          First day of 1989 Plan
                          eligibility                                                Year

5                         Definition of "Annual Additions"                           First day of 1987 Plan
                                                                                     Year

9(a)(ii)                  Date of commencement for Required                          January 1, 1989
                          Minimum Distributions

11                        Rules for qualified plan loans                             First day of 1989 Plan
                                                                                     Year

11(b)(iv)                 Loan repayment provisions                                  Loans made, renewed,
                                                                                     renegotiated, modified or
                                                                                     extended on or after
                                                                                     January 1, 1987

17(b)(i)(D)(ii)           Fractional accrual rule for                                First day of 1987 Plan
                          determination of Top Heavy                                 Year
                          status

                                  AMENDMENT TO

                             CAL-MAINE FOODS, INC.

                         EMPLOYEE STOCK OWNERSHIP PLAN

                 THIS AMENDMENT is made on this the 15th day of May, 1996, by CAL-MAINE FOODS, INC. (herein referred to as the "Employer").

                             W I T N E S S E T H :

                 WHEREAS, the Employer deems it advisable and desirable to amend the CAL-MAINE FOODS, INC. EMPLOYEE STOCK OWNERSHIP PLAN.

                 NOW, THEREFORE, the CAL-MAINE FOODS, INC. EMPLOYEE STOCK OWNERSHIP PLAN is hereby amended as follows:

                                       I.

                 Section 6 is hereby amended by the addition of the following as Section 6(l):

                                  (l) Except as otherwise provided in this
                          Section 6, no Company Stock acquired with the proceeds of an exempt loan may be subject to a put, call, buy-sell or similar arrangement while held by or when distributed from the Plan.


                                      II.

                 Section 8(e) of the CAL-MAINE FOODS, INC. EMPLOYEE STOCK OWNERSHIP PLAN is hereby amended by the insertion of the following as the second sentence of that Section:

                          Company Stock acquired with the proceeds of an exempt
                 loan allocated to a Member's Company Stock Account shall be forfeited only after the Member's Non-Stock Account has been depleted and all other shares of Company Stock in the Member's Company Stock Account have been forfeited.


                                      III.

                 Except for this Amendment, the CAL-MAINE FOODS, INC. EMPLOYEE STOCK OWNERSHIP PLAN shall remain unchanged.

                                      IV.

                 This Amendment shall be effective January 1, 1994.

                 IN WITNESS WHEREOF, this Amendment was signed on the day and year first written above.

                                        CAL-MAINE FOODS, INC.


                                        By:
                                           ---------------------------------


                                                                    EMPLOYER

                                  AMENDMENT TO

                             CAL-MAINE FOODS, INC.

                         EMPLOYEE STOCK OWNERSHIP PLAN

         THIS AMENDMENT is made on this the 24th day of September, 1996, by CAL-MAINE FOODS, INC. (herein referred to as the "Company").


                                  WITNESSETH:


         WHEREAS, the Company deems it advisable and desirable to amend the CAL-MAINE FOODS, INC. EMPLOYEE STOCK OWNERSHIP PLAN.

         NOW THEREFORE, the CAL-MAINE FOODS, INC. EMPLOYEE STOCK OWNERSHIP PLAN is hereby amended as follows:

                                       I.

         Section 1(ii) of the CAL-MAINE FOODS INC. EMPLOYEE STOCK OWNERSHIP PLAN is hereby amended by the addition of the following:

                 An employee of an entity that becomes a Related Entity to the Employer shall receive credit for Years of Service with such entity prior to its becoming a Related Entity for purposes of eligibility, but not for vesting.


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                                     II.


         Section 3(c) of the CAL-MAINE FOODS, INC. EMPLOYEE STOCK OWNERSHIP PLAN is hereby amended by the deletion of Section 3(c) and the substitution of the following as Section 3(c):

                 (c) MEASURING SERVICE. For purposes of measuring service to satisfy the eligibility provisions of subsection 3(a), the Year of Service computation period shall begin with the date on which the Employee first is credited with an Hour of Service. If the Employee does not work 1,000 Hours of Service during his initial twelve months of service with the Employer, but is still employed by the Employer, such Employee shall next commence the 1,000 Hours of Service eligibility requirement for participation in the Plan during the Plan Year next commencing after the date of his employment, and each Plan Year subsequent thereto, until he meets the 1,000 Hours of Service eligibility requirement for participation in the Plan. However, if an Employee suffers Breaks in Service with respect to five consecutive computation periods prior to satisfying the length in service requirement of subsection 3(a), such Employee shall not be credited with pre-Break in Service Years of Service and the eligibility computation period with respect to such Employee shall commence thereafter on the date on which the employee first again is credited with an Hour of Service and with each subsequent Plan Year thereafter.

                                      III.

         Section 3(e) of the CAL-MAINE FOODS, INC. EMPLOYEE STOCK OWNERSHIP PLAN is hereby amended by the deletion of Section 3(e) and the substitution of the following as Section 3(e):

                 (e) TERMINATION AND REQUALIFICATION. An Employee who has satisfied the service requirement of subsection 3(a) applicable to him and who subsequently becomes ineligible for any reason and later resumes employment with the Employer following a one year Break in Service shall be treated as a new Employee and shall not be entitled to have the Years of Service he completed prior to the one year Beak in Service aggregated with

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                 his Years of Service subsequent to resumption of employment unless:

                          (1) At the time of his one year Break in Service he had a vested interest in a benefit hereunder provided by Employer contributions;

                          (2) The Employee resumes employment before his one year Breaks in Service equal or exceed five consecutive years;

                          (3) He resumes employment before his consecutive one year Breaks in Service equal or exceed his Years of Service completed prior to a separation from service.

                 If the employee satisfies either (1), (2), or (3) of the preceding sentence, his Years of Service will be aggregated with Years of Service subsequent to resumption of employment.


                                      IV.

         Section 4(c) of the CAL-MAINE FOODS, INC. EMPLOYEE STOCK OWNERSHIP PLAN is hereby amended by the deletion of that subsection and the substitution of the following as Section 4(c):

                 (c) ALLOCATIONS TO MEMBERS. The following allocations shall be made to eligible Members' Accounts:

                          (i) As of each semi-annual Valuation Date, any Participating Company contribution and/or forfeiture applied to reduce such contributions for such semi-annual period.

                          (ii) As of each semi-annual Valuation Date, any shares and fractional shares of Company Stock purchased by the Trust with cash contributions or released from the Suspense Account pursuant to subsection 6(b) during such semi-annual period.


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                                       V.

         Section 4(d) of the CAL-MAINE FOODS, INC. EMPLOYEE STOCK OWNERSHIP PLAN is hereby amended by the deletion of the current subsection (iv) of that Section the renumbering of the current subsection (v) of that Section as
Section 4(d)(iv).

                                      VI.

         Section 4(e) of the CAL-MAINE FOODS, INC. EMPLOYEE STOCK OWNERSHIP PLAN is hereby amended by the deletion of the first sentence of that section.

                                      VII.

         Section 6(a) of the CAL-MAINE FOODS, INC. EMPLOYEE STOCK OWNERSHIP PLAN is hereby amended by the deletion of the last sentence of the second paragraph of that section.

                                     VIII.

         Section 6(c) of the CAL-MAINE FOODS, INC. EMPLOYEE STOCK OWNERSHIP PLAN is hereby amended by the deletion of the first sentence of that section and the substitution of the following:

                          Any Member who has attained age fifty-five (55) and
                 completed ten (10) years of participation under the Plan, shall have the right to make an election to direct the Trustee as to the investment of his shares of Company stock acquired by or contributed to the Plan after December 31, 1996.



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                                      IX.

         Section 6(c) of the CAL-MAINE FOODS, INC. EMPLOYEE STOCK OWNERSHIP PLAN is hereby amended by the deletion of the last sentence of that section in its entirety and the substitution of the following:

                                  For purposes of this subsection the
                          "qualified election period" is the six-plan-year period beginning with the Plan Year after the first Plan Year beginning after 1986 in which the employee has attained age 55 and completed at least ten years of participation in the Plan.

                                       X.

         Section 6(f) of the CAL-MAINE FOODS, INC. EMPLOYEE STOCK OWNERSHIP PLAN is hereby amended by the deletion of that section in its entirety and the substitution of the following as Section 6(f):

                          (f) FIRST RIGHT OF REFUSAL. Any Member or Beneficiary who receives a distribution of Company Stock and who desires to sell all or any part of said Company Stock (whether or not at a time when said Company Stock is not readily tradable), shall first offer such shares for sale to the Company, and, if the Company, shall not exercise said right of first refusal then to the Trustee, at the greater of the price offered by a bona fide prospective purchaser with a fair market value of the Company Stock as of the end of the Plan Year coincident with or immediately proceeding the date of notice to the Company or Trustee. If the Company or Trustee failed to purchase all such shares within fourteen (14) days after written notice from the selling member or beneficiary, the Company's and Trustee's rights to such stock shall end as of said fourteen (14) days.

                                      XI.

         Section 9(b)(iv) of the CAL-MAINE FOODS, INC. EMPLOYEE STOCK OWNERSHIP PLAN is hereby amended by the deletion of that section in its entirety and the substitution of the following as Section 9(b)(iv):

                          (i) PAYMENT OF BENEFITS. Unless the member elects in writing a longer distribution period, the payment of benefits under subsection 9(b)(ii) shall be in substantially equal installments (not

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                          less frequently than annually) over a period not
                          longer than the greater of:

                          (A)     five years; or

                          (B) in the case of a Member with a Company Stock account balance in excess of $500,000, five years plus one additional year (but no more than five additional years) for each $100,000 or fraction thereof by which such balance exceeds $500,000.

                                      XII.

         Section 10(c) of the CAL-MAINE FOODS, INC. EMPLOYEE STOCK OWNERSHIP PLAN is hereby amended by the addition of the following:

                          Notwithstanding the above, a Member who has attained
                 age 59 1/2 shall not have the right to withdraw any portion of his account balance that accrues after December 31, 1996, pursuant to the provisions of this Section. The Administrative Committee shall be charged with keeping all records necessary to determine the accrued benefit of all Members as of December 31, 1996, in order that the amount that can be withdrawn after attaining age 59 1/2 can be determined.

                                     XIII.

         Section 11 (d) of the CAL-MAINE FOODS, INC. EMPLOYEE STOCK OWNERSHIP PLAN is hereby amended by the deletion of that subsection in its entirety and the substitution of the following as Section 11 (d):

                 (d) ACCOUNTING. Any loan to a Member and all earnings or losses on such loan shall be treated as a general asset of the Fund.

         This Amendment shall be effective January 1, 1989.


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                                      XIV.

         Except for this Amendment, the CAL-MAINE FOODS, INC. EMPLOYEE STOCK OWNERSHIP PLAN shall remain unchanged.

                                      XV.

         Unless otherwise stated in this Amendment, the Amendment shall be effective January 1, 1996.

         IN WITNESS OF, this Amendment was signed on the day and year first written above.

                                                    CAL-MAINE FOODS, INC.

                                                    BY:  [sig]
                                                       ------------------------
                                                      COMPANY






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